Exhibit 10.2

FORM OF

LEASE AGREEMENT

[NW 200      ]

Dated as of

            , 200

Between

NORTHWEST AIRLINES, INC.,

                Sublessor

AND

PINNACLE AIRLINES, INC.,
             Sublessee

One Bombardier Inc. Canadair Regional Jet Model CL-600-2B19 Aircraft

i

EXHIBITS

ii

SUBLEASE AGREEMENT

[NW 200      ]

This SUBLEASE AGREEMENT [NW 200        ], dated as of                  , 200 , between NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota (“Sublessor”), and PINNACLE AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Georgia (“Sublessee”);

W I T N E S S E T H:

WHEREAS, Sublessor has agreed to sublease the Aircraft to Sublessee, Sublessee has agreed to enter into this Sublease for use by Sublessee in its operations in accordance with the Airline Services Agreement and for no other purpose, and the parties hereto intend this Sublease to be an operating lease; and

WHEREAS, Sublessor is providing a valuable financial accommodation to Sublessee by making the Aircraft available to Sublessee pursuant to this Sublease Agreement, and Sublessor is entering into this Sublease solely to provide the Aircraft to Sublessee for use in its operations in accordance with the Airline Services Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Sublessee and Sublessor intending to be legally bound agree as follows:

SECTION 1.  Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Sublease Agreement [NW 200       ] and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

“Acceptance Certificate” has the meaning specified in the Participation Agreement.

“Additional Insured” has the meaning specified in the Head Lease.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.  For the avoidance of doubt, Sublessor and its Affiliates are not Affiliates of Sublessee.

“After-Tax Basis” means an amount, which, after deduction of all Federal, state, local and foreign taxes required to be paid by or on behalf of the recipient in respect of the receipt or realization of such amount, is equal to the payment required under the provisions of the Sublessee Documents that requires payments to be made on an After-Tax Basis.

“Aircraft” means the Airframe to be delivered and subleased hereunder together with the two Engines initially subleased hereunder (or any engine substituted for any of such Engines pursuant to the terms hereof), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, and when the context permits the Aircraft Documentation.

“Aircraft Documentation” has the meaning specified in Exhibit D hereto.

“Airframe” means: (i) the Bombardier Inc. Canadair Regional Jet Model CL-600-2B19 aircraft (except Engines or engines from time to time installed thereon) specified in the initial Sublease Supplement, which aircraft shall be subleased by Sublessor to Sublessee hereunder and under such Sublease Supplement; and (ii) any and all Parts (A) so long as the same shall be incorporated or installed in or attached to such aircraft (except Engines or engines from time to time installed thereon), or (B) so long as title thereto shall remain vested in the Owner in accordance with the terms of Section 8 after removal from such aircraft (except Engines or engines from time to time installed thereon).

[“Airframe Maintenance Reserves” has the meaning specified in Section 22(2) hereof.]*

“Airline Services Agreement” means the Airline Services Agreement dated as of March 1, 2002 among Sublessor and Sublessee, as modified, amended or supplemented from time to time pursuant to the terms thereof.

“APU” has the meaning specified in Exhibit D hereto.

[“APU Maintenance Reserves” has the meaning specified in Section 22(2) hereof.]*

“APU Manufacturer” means Honeywell Corporation.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

“Base Rate” means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

“Basic Rent” means, for the Term, the rent payable for the Aircraft pursuant to Section 3(b).

“Basic Shop Visit” means, with respect to any Engine or the APU, any shop visit, as defined by the Engine Manufacturer or the APU Manufacturer, as the case may be, that is based on an approved program of condition monitoring and trend monitoring of performance deterioration that results in an Engine or the APU, as the case may be, being restored to full performance standard.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; Salt Lake City, Utah; Boston, Massachusetts; or Minneapolis, Minnesota.

“‘C’ Check” means a “C” Check, as such term is defined in the Maintenance Program relating to the Aircraft that meets the requirements of a “C” Check as defined in the Bombardier Inc. Maintenance Requirement Manual.

“Certificate Holder” means Certificate Holder as defined in the Trust Indenture.

“Certificated Air Carrier” means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

“Citizen of the United States” has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement Date” has the meaning specified in Sublease Supplement No. 1.

“Consent and Agreement” has the meaning specified in the Head Lease.

“Default” means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

“Delivery Date” has the meaning specified in the Head Lease.

“Dollars” and “$” means the lawful currency of the United States of America.

“Engine” means (i) each of the two General Electric Model CF34-3B1 type engines listed by manufacturer’s serial number in the initial Sublease Supplement, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms hereof, for any of such two engines, together in each case with the applicable Aircraft Documentation and any and all Parts normally incorporated or installed in or attached thereto including any and all Parts removed therefrom so long as title thereto shall remain vested in the Owner in accordance with the terms of Section 8 after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property subleased hereunder in substitution for an Engine pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder.  The term “Engines” means, as of any date of determination, all Engines then subleased hereunder.

[“Engine LLP Maintenance Reserves” has the meaning specified in Section 22 hereof.]*

[“Engine Maintenance Reserves” has the meaning specified in Section 22 (2) hereof.]*

“Engine Manufacturer” means General Electric Aircraft Engines, a division of General Electric Corporation.

“Equity Tax Indemnitee” means any Tax Indemnitee which is the Owner Participant, the Owner Trustee or the Trust Estate, or a successor, assign or Affiliate thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“Event of Default” has the meaning specified in Section 14 hereof.

“Event of Loss” with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Sublessee for any reason whatsoever; (ii) any

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Sublessee for a period in excess of 180 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 90 days from the date of such requisition of title; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Sublessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Sublessee, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of Bombardier Inc. Canadair Regional Jet Series 200 aircraft of Sublessee and Sublessee, prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Sublessee, provided, further, that, notwithstanding any of the foregoing, such prohibition shall constitute an Event of Loss if such use shall have been prohibited for a period of three consecutive years, if such use shall be prohibited at the expiration of the Term; (v) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to Section 7(b) hereof.  An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

“Expenses” has the meaning specified in Section 29(c) hereof.

“Expiration Date” means February 29, 2012.

“FAR” means the regulations promulgated under the Federal Aviation Act.

“Federal Aviation Act” means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

“Flight Hour” means:  (i) with respect to the Airframe, each hour or part thereof which elapses from the time the wheels of the Airframe leave the ground on take-off and the time when the wheels of the Airframe touch the ground on landing, and (ii) with respect to an Engine or other engine or any Part, including the APU, each hour or part thereof which elapses from the time the wheels of the airframe, whether or not the Airframe leased hereunder, on which such Engine or other engine or Part is installed, leave the ground on take-off and the time when the wheels of such airframe touch the ground on landing.

“Guarantee” has the meaning specified in the Head Lease.

“Guarantor” means Northwest Airlines Corporation, a Delaware corporation.

“Head Lease” means the Lease Agreement [NW 200       ], dated as of             , 200 , between Head Lessor and Sublessor, as lessee thereunder, as the same may be modified, amended or supplemented from time to time.  The term “Head Lease” shall also include each Head Lease Supplement entered into pursuant to the applicable terms of such Head Lease Agreement.

“Head Lessor” means the Owner Trustee designated in the Head Lease as the lessor thereunder.

“Head Lessor Liens” means any Lien or disposition of title or interest arising as a result of (i) claims against Head Lessor, Wells Fargo in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Head Lessor, or Wells Fargo, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Head Lessor, or Wells Fargo, in its individual capacity, with respect to Taxes or Expenses against which Sublessor is not required to indemnify the Owner Participant, Head Lessor or Wells Fargo in its individual capacity, pursuant to the Participation Agreement or the Tax Indemnity Agreement or (iv) claims against Head Lessor or the Owner Participant arising out of any transfer by Head Lessor or the Owner Participant of all or any portion of the respective interests of Head Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents other than the transfer of possession of the Aircraft by Head Lessor pursuant to the Head Lease, the transfer pursuant to the Trust Indenture or a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Head Lease or pursuant to the exercise of remedies set forth in Section 15 of the Head Lease; provided, however, that any Lien which is attributable solely to Wells Fargo or the Owner Participant and would otherwise constitute a Head Lessor Lien shall not constitute a Head Lessor Lien so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession or operation of the Aircraft by Sublessee, (3) Wells Fargo or the Owner Participant, as appropriate, is diligently contesting such Lien, and (4) the existence of such Lien does not pose a material threat of interference with the payment of Rent in favor of Wells Fargo or the Owner Participant, as appropriate).

“Indemnitee” means (i) Sublessor, (ii) the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, (iii) the Indenture Trustee, (iv) the Owner Participant, (v) the Trust Estate, (vi) the Loan Participants and each other Certificate Holder (vii) each Affiliate of the Persons described in clauses (i) through (v), inclusive, and (viii) the respective directors, officers, employees, agents and servants, successors and permitted assigns of each of the Persons described in clauses (i) through (vi), inclusive.

“Indenture Trustee” means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as indenture trustee under the Trust Indenture.

“Indenture Trustee’s Liens” means any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 of the Participation Agreement pursuant to said Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Head Lease or Article IV or V of the Trust Indenture, or a transfer of the Aircraft pursuant to Section 15 of the Head Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

“Landing Gear” means the landing gear installed on the Airframe on the Delivery Date (or such landing gear as may be substituted therefor after the Delivery Date in accordance with this Lease.

[“Landing Gear Maintenance Reserves” has the meaning specified in Section 22(2) hereof.]*

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

“Landing Gear Overhaul” means any full overhaul of any Landing Gear to full manufacturer specification and operating condition.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

“Life Limited Parts” means those parts which have a specific hour, cycle and/or calendar life limit as specified by the Manufacturer.

“Loan Participant” means each institution executing the Participation Agreement as a Loan Participant and its respective successors and registered assigns, including any Certificate Holder; at any time when there is only one Certificate Holder, “each Loan Participant” shall mean such Certificate Holder.

“Loan Participant Liens” means any Lien which arises from acts or claims against any Loan Participant not related to the transactions contemplated by the Operative Documents.

“Loss Payment Date” has the meaning specified in Section 10(a) hereof.

“Maintenance Program” has the meaning specified in Exhibit D hereto.

[“Maintenance Reserves” has the meaning specified in Section 22(2) hereof.]*

“Major Modifications” include, but shall not be limited to (i) changes that alter the fundamental nature of the Aircraft as a passenger and cargo carrying aircraft, or cabin modifications that materially change the interior layout of the Aircraft, (ii) changes to the Aircraft structure or performance of the Aircraft, (iii) changes that adversely affect interchangeability or replaceability of Parts, (iv) substitution of different types of equipment or accessories which are not equivalent in cost, value and/or operational capability to the equipment or accessories being replaced, (v) changes that invalidate or impair any warranty with respect to the Aircraft or any Engine or Part, (vi) changes that adversely affect the eligibility of the Aircraft to obtain an airworthiness certificate from the FAA or (vii) any changes that result in a variation from the original type certificate for the Aircraft, but shall exclude changes pursuant to airworthiness directives.

“Manufacturer” means with respect to the Airframe, and where the context permits, the Aircraft, Bombardier Inc., a Canadian Corporation, and its successors and assigns and, with respect to the Engines, General Electric Company, a New York corporation, and its successors and assigns.

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

“Minimum Liability Amount” has the meaning specified in Exhibit E hereto.

“Operative Documents” and “Operative Document” means each of the Participation Agreement, the Trust Indenture, the Tax Indemnity Agreement, the Trust Agreement, the Head Lease, this Sublease, the Sublease Supplement covering the Aircraft, the Acceptance Certificate, the Trust Supplement covering the Aircraft, the Purchase Agreement (insofar as it relates to the Aircraft), the Residual Agreement, the Guarantee,  the Purchase Agreement Assignment and the Consent and Agreement.

[“Original Predecessor Lease” means the Sublease Agreement [NW 200       ], dated as of           , 200 , between Sublessor and Sublessee.]

“Owner” means (i) Head Lessor (or any permitted assignee or successor thereof) for so long as the Head Lease remains in effect and title to the Aircraft remains vested in Head Lessor pursuant to the terms thereof and (ii) Sublessor (or any permitted assignee or successor thereof) for so long as this Sublease remains in effect and title to the Aircraft remains vested in Sublessor pursuant to the terms hereof.

“Owner Participant” means the entity executing the Participation Agreement as the Owner Participant, and thereafter any Person to which such entity transfers all of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted by Section 8.01 of the Trust Agreement and Section 8 of the Participation Agreement.

“Owner Trustee” means Wells Fargo Bank Northwest, N. A., a national banking association, and any entity appointed as successor Owner Trustee pursuant to Section 9.01 of the Trust Agreement, and references to a predecessor Owner Trustee in its individual capacity by name in the Operative Documents shall include such successor Owner Trustee in its individual capacity from and after such succession.

“Participants” means and includes the Owner Participant.

“Participation Agreement” means that certain Participation Agreement [NW 200       ], dated as of the date hereof, among Sublessor, the Loan Participant, the Indenture Trustee, the Guarantor, the Owner Participant and Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) cargo containers) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in the Owner in accordance with Section 8 after removal therefrom.

“Past Due Rate” means a rate per annum equal to the greater of (a) 5% over the Base Rate and (b) 15%.

“PBH Agreement” means a maintenance agreement which (i) provides shop repair/overhaul of Engines or Parts (including APU and Landing Gear) on a continuous basis at an agreed upon Flight Hour or cycle based rate, (ii) provides unrestricted assignment rights to Sublessor and Sublessor’s future operators of the Aircraft, and (iii) has been approved in writing by Sublessor (including but not limited to specific Sublessor approval of the maintenance provider, rates, payment terms, scope, term, maintenance standard, assignment rights and financial adjustments that are made when an Engine or Part exits such program at termination or expiration of the PBH Agreement relative to such Engine or Part).

“Permitted Lien” means any Lien referred to in clauses (i) through (iii) of Section 6 hereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

[“Predecessor Lease” means the Sublease Agreement [NW 200        ], dated as of             , 200 , between Sublessor and Sublessee.]

“Purchase Agreement” means that certain Purchase Agreement No. [PA-0427, dated February 12, 1999,] [PA–0498, dated July   , 2001,] between the Manufacturer and Sublessor relating to the purchase by Sublessor of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

“Purchase Agreement Assignment” means that certain Purchase Agreement Assignment [NW 200     ], dated as of the date hereof, between Sublessor and Head Lessor, as the same may be amended, supplemented or modified from time to time, with a form of Consent and Agreement to be executed by the Manufacturer attached thereto.

“Rent” means Basic Rent and Supplemental Rent, collectively.

“Residual Agreement” means that certain Residual Agreement [NW 200       ], dated as of the date hereof, among the Manufacturer, the Owner Participant and the Owner Trustee.

“Secured Certificates” has the meaning assigned to that term in the Trust Indenture.

“Security Deposit” means the cash security deposited with Sublessor pursuant to Section 3(c) hereof.

“Stipulated Loss Value” with respect to the Aircraft, as of any date through and including the Expiration Date, means, the amount specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined.

“Stipulated Loss Value Date” means the [    - same as Head Lease] calendar day of each calendar month during the Term.

“Structural Inspection” means a Structural Inspection as such term is defined in the Maintenance Program that meets the requirements of a Structural Inspection as defined in the Bombardier Inc. Maintenance Requirement Manual.

[“Structural Inspection Reserves” has the meaning specified in Section 22(2) hereof.]*

“Sublease Agreement”, “this Sublease Agreement”, “this Sublease”, “this Agreement”, “herein”, “hereof”, “hereunder”, “hereby” or other like words mean this Sublease Agreement [NW 200          ], as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Sublease Supplements entered into pursuant to the applicable provisions hereof.

“Sublease Guaranty” means the Sublease Guaranty [NW 200       ] dated as of the date hereof made by Sublessee Guarantor for the benefit of Sublessor and Guarantor.

“Sublease Period” means each of the consecutive monthly periods throughout the Term beginning on a Sublease Period Date, the first such period commencing on the first Sublease Period Date after the Commencement Date.

“Sublease Period Date” means the 1st calendar day of each month during the Term.

“Sublease Supplement” means a Sublease Supplement, substantially in the form of Exhibit A hereto, to be entered into between Sublessor and Sublessee on the Commencement Date for the purpose of subleasing the Aircraft under and pursuant to the terms of this Sublease Agreement, and any subsequent Sublease Supplement entered into in accordance with the terms hereof.

“Sublessee” means Pinnacle Airlines, Inc. a Georgia corporation, and its successors and permitted assigns, as sublessee under the Sublease.

“Sublessee Documents” means the Sublease, the Sublease Supplement covering the Aircraft, the acceptance certificate covering the Aircraft in the form

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

agreed to by Sublessor and Sublessee (herein called the “Sublease Acceptance Certificate”) and the Airline Services Agreement.

“Sublessee Guarantor” means Pinnacle Airlines Corp., a Delaware corporation, and its successors and permitted assigns.

“Sublessor Liens” means any Lien affecting or disposition of title or interest affecting or in respect of the Trust Estate, the Aircraft, the Airframe or any Engine arising as a result of (i) claims against or affecting Sublessor not arising from the transactions contemplated by the Participation Agreement, Head Lease and this Sublease, (ii) any act or omission of Sublessor not related to the transactions contemplated by the Participation Agreement, Head Lease and this Sublease, (iii) Taxes imposed against Sublessor which Sublessee has not agreed to indemnify against pursuant to this Sublease, (iv) Taxes imposed against Head Lessor or the Owner Participant which Sublessor has not agreed to indemnify against pursuant to the Participation Agreement or (v) claims against Sublessor arising out of the voluntary transfer of all or any portion of Sublessor’s interest in the Aircraft or in any of the Sublessee Documents other than a transfer pursuant to Sections 5, 8, 10 or 15 hereof, provided, however, that any Lien which is attributable solely to Sublessor and would otherwise constitute a Sublessor Lien hereunder shall not constitute a Sublessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Aircraft, (2) the existence of such Lien does not interfere in any way with the use, possession or operation of the Aircraft by Sublessee, (3) the existence of such Lien does not affect the priority of perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, and (4) Sublessor is diligently contesting such Lien.

“Supplemental Rent” means, without duplication, all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Sublessee assumes or agrees to pay under any Sublessee Document to or on behalf of Sublessor or any other Person hereunder or under any other Sublessee Document.  The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Sublessee Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

“Tax Indemnitee” means (i) Sublessor, the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Trustee, the Loan Participants and each other Certificate Holder, and (ii) the respective directors, officers, employees, agents and servants of each Person described in clause (i), and (iii) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clause (i).

“Tax Indemnity Agreement” means that certain Tax Indemnity Agreement [NW 200       ], dated as of the date hereof, between the Owner Participant and

Sublessor, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

“Taxes” means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a “Tax”).

“Term” means the term for which the Aircraft is subleased hereunder pursuant to Section 3(a) hereof commencing on the Commencement Date and ending on the Expiration Date, or such earlier date as this Sublease may be terminated in accordance with the provisions hereof.

“Trust Agreement” means that certain Trust Agreement [NW 200      ], dated as of the date hereof, between the Owner Participant and Wells Fargo Bank Northwest, N. A., in its individual capacity, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof, including, without limitation, supplementation thereof by one or more Trust Supplements entered into pursuant to the applicable provisions thereof.

“Trust Estate” means the Trust Estate as that term is defined in the Trust Agreement.

“Trust Indenture” has the meaning specified in the Head Lease.

“Trust Indenture Estate” has the meaning assigned to that term in the Trust Indenture.

“Trust Supplement” means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture.

“Wells Fargo” means Wells Fargo Bank Northwest, N. A., a national banking association.

SECTION 2.  Acceptance and Sublease. (a) Generally.  Sublessor hereby agrees to sublease to Sublessee hereunder, and Sublessee hereby agrees to sublease from Sublessor hereunder, the Aircraft as evidenced by the execution by Sublessor and Sublessee of a Sublease Supplement leasing the Aircraft hereunder.  Sublessee hereby agrees that such acceptance of the Aircraft by Sublessor shall, without further act, irrevocably constitute acceptance by Sublessee of such Aircraft for all purposes of this Sublease.  As provided in Section 25 hereof, the rights of Sublessee hereunder are subject and subordinate to all the terms of the Head Lease, including any amendments or restatements thereto as may occur from time to time, and the parties intend this Sublease to constitute a true lease.

(b)           Airline Services Agreement.  Sublessee acknowledges that Sublessor is providing a valuable financial accommodation to Sublessee by entering into the Operative Documents to which it is a party and this Sublease to allow Sublessee to obtain the use of the Aircraft pursuant to the terms of the Airline Services Agreement.  As a condition to their rights hereunder, Sublessee and Sublessor hereby confirm and ratify the Airline Services Agreement, which is incorporated herein by reference for all purposes, and agree, as a material term of this Sublease and as a material inducement to Sublessor to enter into this Sublease, to fully perform all of their respective obligations under the Airline Services Agreement as a part of this Sublease Agreement as though the same were set forth herein.

SECTION 3.  Term and Rent.  (a) Term.  The Term shall commence on the Commencement Date and end on the Expiration Date or such earlier date as this Sublease may be terminated in accordance with the provisions hereof.

(b)           Basic Rent.  Sublessee shall pay Basic Rent with respect to each Sublease Period during the Term on each Sublease Period Date during the Term, in consecutive monthly installments in the amounts as provided in the next sentence.  Each such installment of Basic Rent shall be payable in advance,  shall be equal to the amount specified for each Sublease Period Date specified in Exhibit B hereto, and shall be allocated to the Sublease Period commencing on such Sublease Period Date.  In addition, Sublessee shall pay Basic Rent on the Commencement Date in the amount specified in Exhibit B hereto, which shall be allocated to the period from the Commencement Date to the day prior to the first Sublease Period Date.  If Sublessee shall for any reason whatsoever fail to return the Aircraft on the Expiration Date in the condition specified herein, or return of the Aircraft is not accepted by Sublessor because of Sublessee’s failure to meet the requirements of this Sublease, the obligations of Sublessee provided in this Sublease and in each other Operative Document to which Sublessee is a party, including the obligation to pay Basic Rent, which, after the Expiration Date, shall be on a per diem basis based on a pro rata application of 125% of the Basic Rent due during the last Sublease Period of the Term, shall continue in effect with respect to the Aircraft, and the Term shall be deemed to be extended until return of the Aircraft to Sublessor in accordance with the requirements of this Sublease; provided that nothing in this Section shall be construed as permitting or authorizing Sublessee to fail to meet, or consenting to or waiving any failure by Sublessee to perform, Sublessee’s obligation to return the Aircraft in accordance with the requirements of this Sublease and Sublessor shall be entitled to all of the benefits of, and all of its rights and remedies set forth in, Sections 14 and 15 hereof.

(c)           Security Deposit.  Upon the execution of this Sublease, Sublessee shall deposit an amount equal to one month of Basic Rent in cash with Sublessor to be held as security for performance of all of Sublessee’s obligations hereunder and as provided in Section 28 hereof.  At any time after the repayment in full of the Promissory Note owing from Pinnacle Airlines Corp. to NWA, Inc., dated as of [date], Sublessor shall have the right, upon written notice to Sublessee, to require an additional deposit by Sublessee in an amount equal to a second month of Basic Rent in cash to be held as security for performance of all of Sublessee’s obligations hereunder and as provided in Section 28 hereof.  Sublessee shall deposit such additional month of Basic Rent in cash with Sublessor no later than 6 months after receipt by Sublessee of the notice referred to in the preceding sentence.  Sublessee agrees to maintain the Security Deposit with Sublessor for the full amount thereof throughout the Term and Sublessor may apply such amount as specified in Section 28 hereof.  Sublessor may commingle the Security Deposit with its general funds, and Sublessee shall not be entitled to earn interest on the Security Deposit.

Upon the expiration of this Sublease and full performance by Sublessee of all of its obligations hereunder, and provided that no Default or Event of Default shall have occurred and be continuing, Sublessor shall return the Security Deposit to Sublessee unless previously applied pursuant to the preceding paragraph.

(d)           Supplemental Rent.  Sublessee shall pay (or cause to be paid) promptly to Sublessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value [and Maintenance Reserves]* as the same shall become due and owing and all other amounts of Supplemental Rent within five days after demand or within such other relevant period as may be provided in any Sublessee Document, and in the event of any failure on the part of Sublessee to pay any Supplemental Rent when due, Sublessor shall have all rights, powers and remedies provided for herein or in any other Sublessee Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Sublessee also will pay to Sublessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

(e)           Payments in General.  All payments of Rent shall be made directly by Sublessee by wire transfer of immediately available funds prior to 10:30 A.M., New York time, on the date of payment, to Sublessor at its account at USBank, Minneapolis, ABA No. 091000022, for the account of Northwest Airlines, Inc., Account No. 150250099440 (or such other account of Sublessor in the continental United States as Sublessor shall direct in a notice to Sublessee at least 10 Business Days prior to the date such payment of Rent is due).  All payments of Supplemental Rent shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof at such office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least ten (10) Business Days prior to the due date thereof.

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

SECTION 4.  Sublessor’s Representations and Warranties.  SUBLESSOR SUBLEASES AND SUBLESSEE TAKES THE AIRCRAFT AND EACH PART THEREOF “AS-IS,” “WHERE-IS.”  NONE OF HEAD LESSOR, SUBLESSOR, THE INDENTURE TRUSTEE NOR ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that Sublessor (i) represents and warrants that on the Commencement Date the Aircraft shall be free of Sublessor Liens (including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens) and (ii) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Sublessor Lien attributable to it on or with respect to the Airframe or any Engine, and it agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Sublessor Lien.  None of the provisions of this Sublease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, the Engines or any Parts, or to release the Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation, or to diminish any right that Sublessee may have with respect to the Airframe, Engines or Parts against the Manufacturer or any such subcontractor or supplier under the Purchase Agreement or otherwise.

SECTION 5.  Return of the Aircraft. (a)  Condition Upon Return. Upon the termination of this Sublease at the end of the Term or pursuant to Section 15, Sublessee, at its own expense, will return the Aircraft to or at the direction of Sublessor at either Minneapolis/St. Paul International Airport, St. Paul, Minnesota, or Wayne County Metropolitan Airport, Detroit, Michigan, as designated by Sublessor or at such other location in the 48 contiguous states of the United States as may be specified by Sublessor.  At the time of such return, the Aircraft will be registered under the laws of the United States in the name of the Owner or its designee; the Airframe will be fully equipped with the Engines (or other General Electric Model CF34-3B1 type engines satisfactory to Sublessor) duly installed thereon and properly functioning.  Also, at the time of such return, such Airframe and Engines or engines (i) shall be certified as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Sublessor Liens (including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens), Indenture Trustee’s Liens and Loan Participant Liens), Head Lessor Liens (including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in as good an operating condition as when delivered by the Manufacturer to Sublessor, ordinary wear and tear excepted, or, in the case of any such engines owned by Sublessee, shall have been approved for substitution by Sublessor, and (iv) shall be in compliance with the return conditions set forth in Exhibit D.

During the last twelve (12) months of the Term, with reasonable notice, Sublessee will cooperate in all reasonable respects with the efforts of Sublessor or Head Lessor to sublease the Aircraft, including, without limitation, permitting prospective sublessees to inspect fully the Aircraft and the records relating thereto, provided, that such cooperation shall not interfere with the operation or maintenance of the Aircraft by Sublessee.  In addition, Sublessee shall notify Sublessor in writing of its plans for meeting the return conditions contained herein prior to commencing the C-Check immediately prior to the C-Check required to be provided by Sublessee upon the return of the Aircraft, and again approximately six months prior to the Expiration Date, and Sublessee shall notify Sublessor in writing at any time within the last twelve (12) months of the Term prior to initiating any significant maintenance or repairs designed to cause the Aircraft to meet the return conditions contained herein.  Sublessor shall have the right to approve or reject Sublessee’s proposed plans for meeting the return conditions contained herein, with such approval not to be unreasonably withheld.

(b)           Return of the Engines.  In the event that any engine not owned by Sublessor shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Sublessee, concurrently with such delivery, will, at no cost to Sublessor or Head Lessor, furnish, or cause to be furnished, to or at the direction of the Owner a full warranty (as to title) bill of sale including as to the absence of Liens other than Sublessor Liens (including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens), Loan Participant Liens, Indenture Trustee Liens and Head Lessor Liens (including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens) with respect to each such engine, in form and substance satisfactory to the Owner (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Sublessor Liens (including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens), Loan Participant Liens, Indenture Trustee Liens and Head Lessor Liens (including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens)), against receipt from the Owner of a bill of sale or other instrument evidencing the transfer, without recourse or warranty (except, if the Owner is Head Lessor, as to the absence of Head Lessor Liens, including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens, and if the Owner is Sublessor, as to the absence of Sublessor Liens, including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens) by the Owner, to Sublessee or its designee of all of the Owner’s right, title and interest in and to any Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

(c)           Aircraft Documentation.  Upon the return of the Airframe upon any termination of this Sublease in accordance with paragraph (a) of this Section 5, Sublessee shall deliver or cause to be delivered to Sublessor or its designee, in English, current and complete Aircraft Documentation.

(d)           Storage Upon Return.  If, at least ten (10) days prior to termination of this Sublease at the end of the Term, Sublessee receives from Sublessor a written request for storage of the Aircraft upon its return hereunder, Sublessee will provide Sublessor, or cause Sublessor to be provided, with free parking facilities for, and unrestricted access to, the Aircraft (maintenance costs and other out-of-pocket costs other than parking fees to be for the account of Sublessor) for a period not exceeding sixty (60) days commencing on the date of such termination, at a location in the continental United States selected by Sublessee used as a location for the parking or storage of aircraft.  Sublessee will maintain insurance for the Aircraft during such period not exceeding sixty (60) days and be reimbursed by Sublessor or its designee for the premiums thereon.

(e)           PBH Agreements. If at return of the Aircraft, an Engine or Part (including Landing Gear and APU) is being maintained under a PBH Agreement, Sublessee shall not be required to satisfy minimum maintenance time remaining requirements specified in Exhibit D that are directly and fully covered by such PBH Agreement.  [During any period that Sublessee is required to pay Sublessor Maintenance Reserves under the Sublease, Maintenance Reserves will not be required for Engines or Parts where the maintenance intended to be covered by such Maintenance Reserve is being directly and fully covered by a PBH Agreement.]*

SECTION 6.  Liens.  Sublessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Sublease, except (i) the respective rights of Sublessor and Sublessee as herein provided, the respective rights of Sublessor and Head Lessor as provided in the Head Lease, the rights of Head Lessor as owner of the Aircraft, the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof and (iii) Head Lessor Liens (including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens), Sublessor Liens (including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens), Loan Participant Liens and Indenture Trustee’s Liens.  Sublessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

SECTION 7.  Registration, Maintenance and Operation; Possession; Insignia.  (a)(I)  Registration and Maintenance.  Sublessee, at its own cost and expense, shall: (i) forthwith upon the delivery thereof hereunder, cause the Aircraft to be duly registered in the name of the Owner and to remain duly registered in the name of Owner under the Federal Aviation Act, provided that Sublessor shall execute and deliver all such documents as Sublessee may reasonably request for the purpose of effecting and continuing such registration, and shall

*   To be inserted in Subleases entered into an accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

not register the Aircraft or permit the Aircraft to be registered under any laws other than the Federal Aviation Act at any time; (ii) continuously operate, maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Aircraft (including, without limitation, the Airframe, Engines and Parts) in compliance with the Maintenance Program and in compliance with all FAA requirements for FAR Part 121 operation and the Manufacturers’ recommended maintenance program so as to keep the Aircraft in as good an operating condition as when delivered by the Manufacturer to Sublessor, ordinary wear and tear excepted, so as to maintain in effect all material Manufacturers’ warranties and guaranties and as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under the Federal Aviation Act, except when all Bombardier Inc. Canadair Regional Jet Model Series 200 aircraft powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding and registered in the United States have been grounded by the FAA, and utilizing the same manner and standard of maintenance, service, repair and overhaul used by Sublessee with respect to similar aircraft operated by Sublessee in similar circumstances and without in any case discriminating against the Aircraft by reason of its leased status; provided, however, that in all circumstances the Aircraft shall be maintained by Sublessee in accordance with maintenance standards required by the FAA for FAR Part 121 operation; (iii) maintain or cause to be maintained in English all Aircraft Documentation and all other records, logs and other materials maintained in respect of the Aircraft; and (iv) promptly furnish or cause to be furnished to Sublessor, Head Lessor and the Owner Participant such information as may be required to enable Sublessor, Head Lessor or the Owner Participant to monitor the maintenance status and condition of the Aircraft and to file any reports required to be filed by Sublessor, Head Lessor or the Owner Participant with any governmental authority because of Sublessor’s or the Owner Participant’s interest in or Head Lessor’s ownership of the Aircraft. (II) Operation.  Sublessee will continuously operate the Aircraft in accordance with its FAA approved flight manual which shall comply with all Manufacturer recommendations and requirements for the Aircraft and Engine type.  Sublessee will not maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Sublessee is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Sublessor, Head Lessor or the Owner Participant or their respective right, title or interest in the Aircraft or, so long as any Secured Certificates shall be outstanding, adversely affect the Lien of the Trust Indenture and does not involve any risk of sale, forfeiture or loss of the Aircraft or any risk of civil liability or criminal liability being imposed on Sublessor, Head Lessor or the Owner Participant.  Sublessee will not operate the Aircraft (a) in any area excluded from coverage by any insurance required by the terms of Section 11; provided, however, that the failure of Sublessee to comply with the provisions of this clause (a) shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of Sublessee or to Sublessee’s response to extraordinary circumstances involving an isolated occurrence or isolated series of incidents not in the ordinary course of the regular operations of Sublessee and in each such case Sublessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable or (b) other than in operations in accordance with the Airline Services Agreement.  Sublessee further agrees not to operate the Aircraft or any Engine outside the United States in any taxable year in a manner that would cause more than 20% of the Basic Rent payable under the Sublease to be treated as derived from sources outside the United States.

(b)           Possession.  Sublessee will not, without the prior written consent of Sublessor, in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe or enter into any wet lease; provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected first priority Lien of the Trust Indenture on the Airframe or any Engine, and so long as Sublessee shall comply with the provisions of Sections 7(a) and 11 hereof, Sublessee may, without the prior written consent of Sublessor:

(i)            deliver possession of the Airframe or any Engine to the manufacturer thereof (or for delivery thereto) or to any FAA approved organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof; or

(ii)           install an Engine on an airframe leased to Sublessee by Sublessor or any of its Affiliates, provided that (x) such airframe is free and clear of all Liens, except the rights of the parties to the lease covering such airframe, or their assignees, and (y) such lease effectively provides that such Engine shall not become subject to the lien of such lease notwithstanding the installation thereof on such airframe; or

(iii)          to the extent permitted by Section 8(b) hereof, subject any appliances, Parts or other equipment owned by Sublessor and removed from the Airframe or any Engine to any pooling arrangement referred to in Section 8(b) hereof.

The rights of any transferee who receives possession by reason of a transfer permitted by this paragraph (b) shall be effectively subject and subordinate to all the terms of this Sublease and the Head Lease and to the Lien of the Trust Indenture, including, without limitation, the covenants contained in Section 7(a) hereof and Sublessor’s rights to repossession pursuant to Section 15 hereof, and Sublessee shall remain primarily liable hereunder for the performance of all of the terms of this Sublease to the same extent as if such transfer had not occurred.  No pooling agreement or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Sublessee’s obligations to Sublessor hereunder or constitute a waiver of Sublessor’s rights or remedies hereunder.  Notwithstanding anything to the contrary contained herein, Sublessee under any and all circumstances may not sublease or sub-sublease, and is prohibited from entering into any sublease or sub-sublease with respect to, the Aircraft, the Airframe or any Engine.  Sublessor agrees, subject to the rights of Head Lessor under the Head Lease, for the benefit of Sublessee and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Sublessee, any lessor of any engine (other than an Engine) leased to Sublessee and any conditional vendor of any engine (other than an Engine) purchased by Sublessee subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that none of Sublessor, its successors or assigns will acquire or claim, as against Sublessee or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Sublessor shall not be for the benefit of any lessor or secured party of any airframe (other than the Airframe) leased to Sublessee or purchased by Sublessee subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by Sublessee, unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Sublessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

(c)           Insignia.  On or prior to the Commencement Date, or as soon as practicable thereafter (but in no event later than ten (10) days thereafter), Sublessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and on each Engine a nameplate bearing the inscription:

Leased from

Wells Fargo Bank Northwest, N. A.,

as Owner Trustee,

Lessor

Subleased From

Northwest Airlines Inc.,

Sublessor

and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

Mortgaged to State Street Bank and Trust Company, as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any Head Lessor or successor Sublessor or successor Indenture Trustee, in each case as permitted under the Operative Documents and this Sublease).  Except as above provided, Sublessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing contained in this paragraph shall prohibit Sublessee from placing its customary colors and insignia on the Airframe or any Engine.

SECTION 8.  Replacement and Pooling of Parts; Alterations, Modifications and Additions.   (a)  Replacement of Parts.  Sublessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 8 or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss.  In addition, Sublessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Sublessee, except as otherwise provided in paragraph (c) of this Section 8, will, at its own cost and expense, promptly replace such Parts.  All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis) and shall be serviceable in accordance with the Maintenance Program and FAA requirements for FAR Part 121 operation and shall be in as good operating condition as, and shall have a maintenance status, modification status, value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.  Except as otherwise provided in paragraph (c) of this Section 8, all Parts at any time removed from the Airframe or any Engine shall remain the property of the Owner, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above.  Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in the Owner, (ii) such replacement Part shall become subject to the Head Lease and this Sublease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and (iii) title to the replaced Part shall thereupon vest in Sublessee free and clear of all rights of the Owner and Sublessor, and shall no longer be deemed a Part hereunder.

(b)           Pooling of Parts.  Only after receiving Sublessor’s written consent thereto, which may be granted or withheld in its sole discretion, any Part removed from the Airframe or any Engine as provided in paragraph (a) of this Section 8 may be subjected by Sublessee to a normal pooling arrangement customary in the airline industry of which Sublessee is a party entered into in the ordinary course of Sublessee’s business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part.  In addition, only after receiving Sublessor’s written consent thereto, which may be granted or withheld in its sole discretion, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, provided that Sublessee, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in the Owner in accordance with such paragraph (a) by Sublessee acquiring title thereto for the benefit of, and transferring such title to, the Owner free and clear of all Liens except

Permitted Liens (other than pooling arrangements), at which time such temporary replacement part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Sublessee free and clear of all Liens except Permitted Liens (other than permitted pooling arrangements) and by causing title to such further replacement Part to vest in the Owner in accordance with such paragraph (a).

(c)           Alterations, Modifications and Additions.  Sublessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any other governmental authority having jurisdiction regardless of upon whom nominally imposed; provided, however, that Sublessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Head Lessor, the Owner Participant, Sublessor or, so long as any Secured Certificates shall be outstanding, the Indenture Trustee, or their respective right, title and interest in the Aircraft and does not involve any risk of sale, forfeiture or loss of the Aircraft or any risk of civil liability or criminal liability being imposed on the Owner Participant, Head Lessor, or, so long as any Secured Certificates shall be outstanding, the Indenture Trustee, or Sublessor; provided, further, that no appliance, part, instrument, appurtenance, accessory, furnishing or other equipment of whatever nature relating to such alteration, modification or addition may be leased from any Person other than Sublessor.  In addition, Sublessee, at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Airframe or any Engine as Sublessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Sublessee has determined in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, “Obsolete Parts”); provided that no such alteration, modification or addition shall diminish the value, utility or remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Sublease, except that the value (but not the utility or remaining useful life) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate original cost of all Obsolete Parts which shall have been removed and not replaced pursuant to this Sublease or any other lease between Sublessee and Sublessor (or any affiliate thereof) shall not exceed $100,000.  Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (the “Additional Parts”) shall, without further act, vest in the Owner, and the Owner shall not be required under any circumstances under this Sublease to pay directly for any alteration, modification or addition.  Notwithstanding the foregoing sentence, Sublessee may remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or remaining useful life of the Airframe or such Engine.  Upon the removal by Sublessee of any Part as provided above, title thereto shall, without further act, vest in Sublessee and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed.  Any Part not removed by Sublessee as above provided prior to the return of the Airframe or Engine to Sublessor hereunder shall remain the property of the Owner.

Sublessee shall not, without Sublessor’s prior written consent, make any Major Modifications, including, without limitation, modifications as to type or manufacture of the avionics, or cabin modifications which change the interior layout, to the Aircraft.

SECTION 9.  Voluntary Termination.  (a)  Termination by Sublessor.  In the event the Lease is being terminated, Sublessor shall have the right to elect to terminate this Sublease on any date upon at least two (2) days advance written notice to Sublessee specifying the date on which Sublessor intends to terminate this Sublease in accordance with this Section 9 (the “Voluntary Termination Date”).  On or before the Voluntary Termination Date, Sublessee shall simultaneously pay or cause to be paid to or at the direction of Sublessor in funds of the type specified in Section 3(e) hereof, an amount equal to the sum of all unpaid Basic Rent with respect to the Aircraft due prior to such Voluntary Termination Date, and all unpaid Supplemental Rent due on or prior to the Voluntary Termination Date.

(b)           [Intentionally Omitted].

(c)           [Intentionally Omitted].

(d)           Termination as to Engines.  So long as no Event of Default shall have occurred and be continuing and with the prior written consent of Sublessor, Sublessee shall have the right during the Term, on at least sixty (60) days prior written notice, to terminate this Sublease with respect to any Engine.  In such event, and prior to the date of such termination, Sublessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine and shall indemnify Sublessor, Head Lessor and the Owner Participant for any adverse tax consequences resulting from such substitution, and Sublessor shall transfer, and shall exercise any such rights as it may have to cause Head Lessor to transfer, such right, title, and interest as Sublessor or Head Lessor, as the case may be, may have to the replaced Engine as provided in Section 5(b).  No termination of this Sublease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

SECTION 10.  Loss, Destruction, Requisition, etc.  (a)  Event of Loss with Respect to the Aircraft.  Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Sublessee shall forthwith (and in any event, within five (5) days after such occurrence) give Sublessor and Head Lessor written notice of such Event of Loss.  Not later than the earlier of (x) the Business Day next succeeding the 90th day following the occurrence of such Event of Loss or (y) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from Sublessee to Sublessor and the Indenture Trustee (the “Loss Payment Date”), Sublessee shall pay or cause to be paid to Sublessor (or its designee) in funds of the type specified in Section 3(d) hereof, an amount equal to the Stipulated Loss Value corresponding to the Stipulated Loss Value Date occurring on or immediately following the Loss Payment Date; provided, however, that if a Sublease Period Date shall occur on or prior to the Loss Payment Date with respect to which Stipulated Loss Value is determined, Sublessee shall pay on such Sublease Period Date an amount equal to the Basic Rent that would have been due on or prior to such Sublease Period Date if such Event of Loss had not occurred.  At such time as Sublessor shall have received the amounts specified in the preceding sentence, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due before the Stipulated Loss Value Date by reference to which the Stipulated Loss Value is calculated for the Loss Payment Date and all Supplemental Rent then due) (1) the obligation of Sublessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value or any other amount shall cease to accrue (but without affecting the provisions of Section 29(b) or 29(c) hereof), (2) except for the provisions of Sections 29(b) and 29(c) of this Sublease (which shall survive), this Sublease shall terminate, (3) Sublessor will, if the Lien of the Trust Indenture is still in effect, exercise such rights as it may have to cause Head Lessor to comply with the terms of the Trust Indenture relating to the release of the Aircraft from the Lien of the Trust Indenture and will transfer, and exercise such rights as it may have to cause Head Lessor to transfer, to or at the direction of Sublessee, without recourse or warranty (except, with respect to Head Lessor, as to the absence of Head Lessor Liens, including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens, and, with respect to Sublessor, as to the absence of Sublessor Liens, including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens), all of Head Lessor’s and Sublessor’s, as the case may be, right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and will exercise such rights as it may have to cause the Owner to furnish to or at the direction of Sublessee a bill of sale in form and substance reasonably satisfactory to Sublessee, evidencing such transfer, and (4) Sublessee will be subrogated to all claims of Sublessor and Head Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss to the extent of the then insured value of the Aircraft.

If at any time Sublessor shall be permitted to substitute an airframe for the Airframe pursuant to Section 10 of the Head Lease, Sublessor shall have the right, in its sole discretion, to substitute an airframe for the Airframe under this Sublease.

(b)           Event of Loss with Respect to an Engine.  Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Sublessee shall forthwith (and in any event, within five (5) days after such occurrence) give Sublessor and Head Lessor written notice thereof and shall, use its best efforts within forty-five (45) days (and in any event within sixty (60) days) after the occurrence of such Event of Loss, convey or cause to be conveyed to the Owner, as replacement for any Engine with respect to which such Event of Loss occurred, title to another General Electric Model CF34-3B1 type engine satisfactory to Sublessor, free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to the Owner become subject to any and all Permitted Liens) and having a value, utility and remaining useful life (including taking into account its cycle and life-limited parts and its maintenance condition and modification status) at least equal to the Engine subject to such Event of Loss assuming no Event of Loss had occurred and that such Engine had been maintained in accordance with this Sublease.

Prior to or at the time of any such conveyance, Sublessee, at its own expense, will:

(1)           furnish the Owner with a full warranty (as to title) bill of sale, in form and substance reasonably satisfactory to the Owner, with respect to such replacement engine,

(2)           cause a Sublease Supplement to be duly executed by Sublessee and to be filed for recording pursuant to the Federal Aviation Act,

(3)           furnish Sublessor, Head Lessor and the Indenture Trustee with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Sublessor may reasonably request,

(4)           furnish Sublessor, Head Lessor and the Indenture Trustee with an opinion of qualified FAA counsel, as to the due recordation of the Sublease Supplement and the Head Lease Supplement and the Trust Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of Sublessor, Head Lessor and Indenture Trustee in the replacement engine,

(5)           furnish Sublessor, Head Lessor and the Indenture Trustee with an opinion of counsel (which shall be chosen by Sublessee and satisfactory to Sublessor, Head Lessor and the Indenture Trustee) reasonably satisfactory to Sublessor, Head Lessor and the Owner Trustee to the effect that (A) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee in connection with such substitution conform to the requirements of the Trust Indenture, the Head Lease and this Sublease, and, upon the basis of such application, the property so sold or disposed of may be lawfully released from the Lien of the Trust Indenture and all conditions precedent in the Trust Indenture provided for or relating to such release have been complied with, (B) the replacement property has been validly subjected to the Lien of the Trust Indenture and covered by the Head Lease and this Sublease, the instruments subjecting such replacement engine to the Head Lease, this Sublease and the Lien of the Trust Indenture, as the case may be, have been duly filed for recordation pursuant to the Federal Aviation Act, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the right, title, estate and interest of the Owner to and the Lien of the Trust Indenture on such replacement engine, and (C) the full warranty bill of sale referred to in clause (1) constitutes an effective instrument for the conveyance of title to the replacement engine,

(6)           cause a financing statement or statements with respect to such substituted property to be filed in such place or places as are deemed necessary or advisable by Sublessor, Head Lessor or the Indenture Trustee, or their respective counsel, to perfect their respective interests in the replacement engine,

(7)           furnish Sublessor, Head Lessor and the Indenture Trustee with an opinion of counsel (which shall be counsel chosen by Sublessee and acceptable to Sublessor, Head Lessor and the Indenture Trustee) reasonably satisfactory to

Sublessor, Head Lessor and the Indenture Trustee to the effect that Sublessor, Head Lessor and the Indenture Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute engine, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of Section 1110 of the U.S. Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available to Sublessor and, so long as any Secured Certificates are outstanding, the Indenture Trustee as assignee of Sublessor’s rights under the Head Lease with respect to the Aircraft,

(8)           furnish Sublessor, Head Lessor and the Indenture Trustee with an officer’s certificate duly executed by the chairman, vice chairman, president, any execute vice president, any senior vice president, or any vice president of Sublessee stating (A) that the replacement engine has at least an equal maintenance status, modification status, value, utility and remaining useful life as the Engine it replaces assuming no Event of Loss had occurred and such Engine had been maintained in the condition required hereunder, (B) each of the conditions specified in this Section 10(b) with respect to such replacement engine have been satisfied and that Sublessee will not be in default, by the making and granting of the request for release and the addition of the replacement engine, in the performance of any of the terms and covenants of this Sublease, (C) a description of the Engine which shall be identified by manufacturer’s serial number, (D) a description of the replacement engine (including the manufacturer’s name and serial number) as consideration for the Engine to be released, (E) that on the date of the Sublease Supplement relating to the replacement engine the Owner will be the legal owner of such replacement engine free and clear of all Liens except Permitted Liens, that such replacement engine will on such date be in good working order and condition and that such replacement engine is substantially the same as or better than the Engine to be released, (F) the maintenance status, modification status, value, utility and remaining useful life of the replacement engine as of the date of such certificate (which shall not be less than the maintenance status, modification status, value, utility and remaining useful life of the Engine to be released (assuming no Event of Loss and that such Engine was in the condition and repair required to be maintained hereunder), (G) that, with respect to the replacement of an Engine pursuant to Section 9(d) hereof, no Event of Default or no Default has occurred which has not been remedied or waived, and (H) that the release of the Engine to be released will not be in contravention of any of the provisions hereof, and

(9)           assign (or cause to be assigned) to the Owner the benefit of all manufacturer’s and vendor’s warranties generally available with respect to the substituted property in substantially the same manner and to substantially the same extent as pursuant to the Purchase Agreement Assignment,

Sublessor will, if the Lien of the Trust Indenture is still in effect, exercise such rights as it may have to cause Head Lessor to comply with the terms of the Trust Indenture relating to the release of the Aircraft from the Lien of the Trust Indenture and will transfer and exercise such rights as it may have to cause the Owner to transfer, to or at the direction of Sublessee without recourse or warranty (except, with respect to Head Lessor, as to absence of Head Lessor Liens, including for this purpose Liens which would be Head Lessor Liens but for the proviso in the definition of Head Lessor Liens or, with respect to Sublessor, as to absence of Sublessor Liens, including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens) all of Sublessor’s and Head Lessor’s respective right, title and interest, if any, in and to (I) the Engine with respect to which such Event of Loss occurred and furnish or exercise such rights it may have to cause the Owner to furnish to or at the direction of Sublessee a bill of sale in form and substance reasonably satisfactory to Sublessee, evidencing such transfer and (II) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be the Engine subleased hereunder.  For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property subleased hereunder, and shall be deemed an “Engine”, as the case may be.  No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

(c)           Application of Payments from Governmental Authorities for Requisition of Title, etc.  Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Sublessor or by Sublessee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

(1)           if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Sublessor and Head Lessor for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Sublessee pursuant to Section 10(a), shall be applied in reduction of Sublessee’s obligation to pay Stipulated Loss Value, if not already paid by Sublessee, or, if already paid by Sublessee, shall be applied to reimburse Sublessee for its payment of Stipulated Loss Value, and following the foregoing application, the balance, if any, of such payments will be paid over to, or retained by Sublessee, provided that Sublessor (or Head Lessor) shall be entitled to so much of the excess, if any, of such payment over Stipulated Loss Value as is attributable to compensation for loss of Sublessor’s (or Head Lessor’s) interest in the Aircraft as distinguished from the loss of use of the Aircraft; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Sublessee; provided that Sublessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

(2)           if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Sublessor and Head Lessor for reasonable costs and expenses shall be paid over to, or retained by, Sublessee, provided that Sublessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

(d)           Requisition for Use of the Aircraft by the United States Government.  In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any instrumentality or agency thereof, Sublessee shall promptly notify Sublessor and Head Lessor of such requisition, and all of Sublessee’s obligations under this Sublease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred, provided that if such Airframe and Engines or engines installed thereon are not returned by such government (or instrumentality or agency) prior to the end of the Term, Sublessee shall be obligated to return the Airframe and such Engines or engines to or at the direction of Sublessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government (or instrumentality or agency).  All payments received by Sublessor, Head Lessor or Sublessee from such government (or instrumentality or agency) for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Sublessee; and all payments received by Sublessor, Head Lessor or Sublessee from such government (or instrumentality or agency) for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Sublessor or Head Lessor.

(e)           Requisition for Use of an Engine by the United States Government.  In the event of the requisition for use of an Engine by the United States Government or any agency or instrumentality thereof (other than in the circumstances contemplated by subsection (d)), Sublessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10(b) hereof, any payments received by Sublessor or Sublessee from such government (or instrumentality or agency) with respect to such requisition shall be paid over to, or retained by, Sublessee.

(f)            Application of Payments During Existence of Default.

(i)            Any amount referred to in this Section 10 which is payable to or retainable by Sublessee shall not be paid to or retained by Sublessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing or if the Airline Services Agreement shall have been terminated or canceled or shall have been terminated in accordance with its terms, but shall be held by Sublessor and applied in accordance with Section 28 hereof.  At such time as there shall not be continuing any such Default or Event of Default and the Airline Services Agreement shall not have been terminated or canceled or shall not have terminated in accordance with its terms, such amount shall be paid to Sublessee to the extent not previously applied in accordance with the preceding sentence.

(ii)           Any amount referred to in this Section 10 which is payable to or retainable by Sublessee shall not be paid to or retained by Sublessee if at the time of such payment or retention an Event of Default (as such term is defined in the Head Lease) shall have occurred and be continuing, but shall be held by or paid over to or at the direction of Head Lessor as security for the obligations of Sublessor under the Head Lease and, if Head Lessor declares the Head Lease to be in default pursuant to Section 15 of the Head Lease, applied against Sublessor’s obligations thereunder as and when due.  At such time as there shall not be continuing any such Event of Default (as such term is defined in the Head Lease), such amount shall be paid to Sublessee to the extent not previously applied in accordance with the preceding sentence.

SECTION 11.  Insurance.  (a)  Public Liability and Property Damage Insurance.  Sublessee will carry at its expense (i) comprehensive airline third party legal liability insurance or the equivalent (including, without limitation, passenger legal liability) (and including aircraft war risk and hijacking insurance, unless otherwise agreed by Sublessor) insurance and property damage insurance (exclusive of manufacturer’s product liability insurance) with respect to the Aircraft, in an amount, with respect to third party legal liability insurance (including passenger legal liability) other than aircraft war risk and hijacking insurance, not less than the greater of (x) the amount of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Sublessee of the same type as the Aircraft and (y) the Minimum Liability Amount, and with respect to aircraft war risk and hijacking insurance, in an amount not less than $1,000,000,000 per occurrence and (ii) cargo liability insurance, in the case of both clause (i) and clause (ii), (A) of the type and covering the same risks as from time to time applicable to aircraft operated by Sublessee of the same type as the Aircraft and (B) which is maintained in effect with insurers of recognized responsibility reasonably acceptable to Sublessor.  Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name Sublessor, Head Lessor in its individual capacity and as owner trustee, each Additional Insured and the Owner Participant (but without imposing on any such parties liability to pay the premiums for such insurance) as additional insureds as their respective interests may appear, (B) shall provide that in respect of the respective interests of Sublessor, the Head Lessor, the Additional Insureds and the Owner Participant in such policies the insurance shall not be invalidated by any action or inaction of Sublessee or any other Person and shall insure each of Sublessor, Head Lessor, the Additional Insureds and the Owner Participant regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Sublessee, and (C) shall provide that if the insurers cancel such insurance for any reason whatever or if any change is made in such insurance which adversely affects the interest of Sublessor, Head Lessor, the Indenture Trustee or the Owner Participant, or such insurance shall lapse for non-payment of premium, such cancellation, lapse or change shall not be effective as to Sublessor, Head Lessor or the Owner Participant for thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) after issuance to Sublessor, Head Lessor, the Indenture Trustee or the Owner Participant, respectively, of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable.  Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by Sublessor, Head Lessor, any Additional Insured or the Owner Participant, (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Sublessor, Head Lessor, in its individual capacity or as owner trustee, any Additional Insured or the Owner Participant to the extent of any moneys due to Sublessor, Head Lessor, any Additional Insured or the Owner Participant.

(b)           Insurance Against Loss or Damage to the Aircraft.  Sublessee shall maintain in effect at its expense, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk ground and flight coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, unless otherwise agreed by Sublessor); provided that such insurance shall at all times while the Aircraft is subject to this Sublease be for an amount not less than the Stipulated Loss Value for the Aircraft.  Any policies carried in accordance with this paragraph (b) covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Sublessor, Head Lessor, in its individual capacity and as owner trustee, the Indenture Trustee and the Owner Participant as additional insureds, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (ii) shall provide that (A) in the event of a loss involving proceeds in excess of $250,000, the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to or at the direction of Sublessor (including, so long as the Trust Indenture shall not have been discharged, to the Indenture Trustee) (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Sublessee shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Sublessor (or, so long as the Trust Indenture shall not have been discharged, to the Indenture Trustee) whether such payment is made to Sublessee or any third party), it being understood and agreed that in the case of any payment to Sublessor or its designee (including the Indenture Trustee) otherwise than in respect of an Event of Loss, Sublessor shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay, or exercise such rights as it may have to cause to be paid, the amount of such payment to Sublessee or its order and (B) the entire amount of any loss involving proceeds of $250,000 or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to Sublessee or its order unless (x) a Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Sublessor, Head Lessor or the Indenture Trustee or (y) an Event of Default (as such term is defined in the Head Lease) shall have occurred and be continuing and the insurers have been notified thereof by Sublessor, Head Lessor or the Indenture Trustee, (iii) shall provide that if the insurers cancel such insurance for any reason whatever, or such insurance lapses for non-payment of premium or if any change is made in the insurance which adversely affects the interest of Sublessor, Head Lessor, the Indenture Trustee or the Owner Participant, such cancellation, lapse or change shall not be effective as to Sublessor, Head Lessor, the Indenture Trustee or the Owner Participant for thirty (30) days (seven (7) days in the case of hull war risk and allied perils coverage) after issuance to Sublessor, Head Lessor, the Indenture Trustee or the Owner Participant, respectively, of written notice by such insurers of such cancellation, lapse or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (iv) shall provide that in respect of the respective interests of Sublessor, Head Lessor, the Indenture Trustee and the Owner

Participant in such policies the insurance shall not be invalidated by any action or inaction of Sublessee or any other Person and shall insure the respective interests of Sublessor, Head Lessor, the Indenture Trustee and the Owner Participant, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Sublessee, (v) shall be primary without any right of contribution from any other insurance which is carried by Sublessor, Head Lessor, the Indenture Trustee or the Owner Participant, (vi) shall waive any right of subrogation of the insurers against Sublessor, Head Lessor, the Indenture Trustee and the Owner Participant, and (vii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Sublessor, Head Lessor, the Indenture Trustee, the Owner Participant or Sublessee to the extent of any moneys due to Sublessor, the Indenture Trustee or the Owner Participant.  In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Sublessor or its designee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Sublessee or any other third party that is entitled to receive such proceeds.

As between Sublessor and Sublessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

(x)            if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), so much of such payments remaining, after reimbursement of Sublessor for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value required to be paid by Sublessee pursuant to Section 10(a) hereof shall be applied in reduction of Sublessee’s obligation to pay such Stipulated Loss Value, if not already paid by Sublessee, or, if already paid by Sublessee, shall be applied to reimburse Sublessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Sublessee; and

(y)           if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining, after reimbursement of Sublessor and Head Lessor for reasonable costs and expenses, shall be paid over to, or retained by, Sublessee, provided that Sublessee shall have fully performed, or concurrently therewith will fully perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

As between Sublessor and Sublessee, the insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Sublessee, and any balance (or if already paid for by Sublessee, all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Sublessee.

(c)           Reports, etc.  Sublessee will furnish, or cause to be furnished, to Sublessor, Head Lessor, the Indenture Trustee and the Owner Participant, on or before the Commencement Date and on or before July 1 in each year thereafter during the Term commencing July, 200   [July following closing date], a report, signed by Aon Risk Services,

Inc. or any other independent firm of insurance brokers reasonably acceptable to Sublessor and Head Lessor (the “Insurance Brokers”), describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Aircraft and stating the opinion of such firm that the insurance then carried and maintained with respect to the Aircraft complies with the terms hereof; provided, however, that all information contained in the foregoing report shall not be made available by Sublessor, Head Lessor, the Indenture Trustee, the Loan Participants or the Owner Participant to anyone except (A) to prospective and permitted transferees of Sublessor’s, Head Lessor’s, the Loan Participants’ or the Owner Participant’s or the Indenture Trustee’s interest who agree to hold such information confidential, (B) to Sublessor’s, Head Lessor’s, the Loan Participants’ or the Owner Participant’s or the Indenture Trustee’s counsel or independent certified public accountants or independent insurance advisors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or as may be requested by any regulatory agency or body having authority or (D) as may be necessary for purposes of protecting the interests of any such Person or for the enforcement of this Sublease by Sublessor or the Head Lease by Head Lessor.  Sublessee will cause such Insurance Brokers to agree to advise Sublessor, Head Lessor, the Indenture Trustee and the Owner Participant and the Loan Participants in writing of any default in the payment of any premium and of any other act or omission on the part of Sublessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft.  To the extent such agreement is reasonably obtainable, Sublessee will also cause such Insurance Brokers to agree to advise Sublessor, the Head Lessor, the Indenture Trustee and the Owner Participant and the Loan Participants in writing at least thirty (30) days (seven (7) days in the case of war risk and allied perils coverage), prior to the expiration or termination date of any insurance carried and maintained on the Aircraft pursuant to this Section 11.  In addition, Sublessee will also cause such Insurance Brokers to deliver to Sublessor, Head Lessor, the Indenture Trustee and the Owner Participant and the Loan Participants, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Sublessee to such parties on the Commencement Date.  In the event that Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Sublessor or its designee may at its sole option provide such insurance and, in such event, Sublessee shall, upon demand, reimburse Sublessor, as Supplemental Rent, for the cost thereof to Sublessor or such designee, as the case may be, without waiver of any other rights Sublessor or such designee may have; provided, however, that no exercise by Sublessor or such designee of said option shall affect the provisions of this Sublease, including the provisions of Section 14(g) hereof.

(d)           Self-Insurance.  Sublessee may not self-insure the risks required to be insured against pursuant to this Section 11; provided, however, that Sublessee may self-insure the risks required to be insured against pursuant to Section 11(a) and (b) hereof solely to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurers.

(e)           Additional Insurance by Head Lessor and Sublessor.  Sublessee may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section 11; the Owner Participant (either directly or through Head Lessor) or Sublessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Sublessee from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance or the cost thereof.

(f)            Indemnification by Government in Lieu of Insurance.  With Sublessor’s written consent which may be given or withheld in its sole discretion, notwithstanding any provisions of this Section 11 requiring insurance, Sublessee may provide, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States against such risk in an amount which, when added to the amount of insurance against such risk maintained by Sublessee with respect to the Aircraft (including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

(g)           Application of Payments During Existence of Default.

(i)            Any amount referred to in paragraph (b) of this Section 11 which is payable to or retainable by Sublessee shall not be paid to or retained by Sublessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing or if the Airline Services Agreement shall have been terminated or canceled  or shall have terminated in accordance with its terms, but shall be held by Sublessor and applied in accordance with Section 28 hereof.  At such time as there shall not be continuing any such Default or Event of Default and the Airline Services Agreement shall not have been terminated or canceled or shall not have terminated in accordance with its terms, such amount shall be paid to Sublessee to the extent not previously applied in accordance with the preceding sentence.

(ii)           Any amount referred to in paragraph (b) of this Section 11 which is payable to or retainable by Sublessee shall not be paid to or retained by Sublessee if at the time of such payment or retention an Event of Default (as such term is defined in the Head Lease) shall have occurred and be continuing, but shall be held by or paid over to or at the direction of Head Lessor as security for the obligations of Sublessor under the Head Lease and, if Head Lessor declares the Head Lease to be in default pursuant to Section 15 of the Head Lease, may be applied against Sublessor’s obligations thereunder as and when due.  At such time as there shall not be continuing any such Event of Default (as such term is defined in the Head Lease), such amount shall be paid to Sublessee to the extent not previously applied in accordance with the preceding sentence.

SECTION 12.  Inspection.  At all reasonable times and upon reasonable notice to Sublessee, Head Lessor, the Owner Participant or the Indenture Trustee or their respective authorized representatives may each inspect the Aircraft and inspect and make copies (at Head Lessor’s, the Owner Participant’s or the Indenture Trustee’s expense, as the case may be) of the Aircraft Documentation and other manuals, logs, books and records of Sublessee relating to the maintenance of the Aircraft; any such inspection of the Aircraft shall be limited to a visual, walk-around inspection and may include opening any panels, bays or the like; provided that no exercise of such inspection right shall unreasonably interfere with the scheduled operation or maintenance of the Aircraft by, or the business of, Sublessee unless deemed critical by Sublessor.  At all times upon notice to Sublessee, Sublessor or its authorized representative may inspect the Aircraft and inspect and make copies (at its expense) of the Aircraft Documentation and other manuals, logs, books and records of Sublessee relating to the maintenance of the Aircraft; any such inspection may, at Sublessor’s election, include a visual, walk-around inspection, opening any panels, bays or the like, Engine borescope inspections, Engine power assurance runs, ground operation and function checks; provided that no exercise of such inspection right shall unreasonably interfere with the scheduled operation or maintenance of the Aircraft by, or the business of, Sublessee unless deemed critical by Sublessor.  In addition, upon receipt by Sublessee of a written request from the Owner Participant, the Indenture Trustee or Sublessor specifying that the Owner Participant, the Indenture Trustee or Sublessor desires to have an authorized representative observe the next scheduled “C” Check or, if Sublessee is then maintaining the Aircraft under a fully equalized maintenance program, the next scheduled maintenance visit under such equalized maintenance program to be performed on the Aircraft (or substitute equivalent successor type of maintenance work), Sublessee shall cooperate with the Owner Participant, the Indenture Trustee or Sublessor, as the case may be, to enable the Owner Participant’s, the Indenture Trustee’s or Sublessor’s authorized representative to each observe the next scheduled maintenance visit to be performed on the Aircraft, including reasonable advance notification to the Owner Participant, the Indenture Trustee and Sublessor of the time and place of such scheduled maintenance visit; provided that the authorized representative of the Owner Participant or the Indenture Trustee shall merely observe such scheduled maintenance visit, shall not interfere with or extend in any manner the conduct or duration of the maintenance visit and shall not be entitled to direct any of the work performed in connection with such visit.  None of Sublessor, Head Lessor, the Indenture Trustee, the Owner Participant or any Loan Participant shall have any duty to make any such inspection nor shall any of them incur any liability or obligation by reason of not making such inspection.

SECTION 13.  Assignment.  Sublessee will not, without the prior express written consent of Sublessor, assign in whole or in part this Sublease or any of its rights or obligations hereunder.  Sublessor may assign in whole or in part, or convey all or any part of its right, title and interest in and to, this Sublease after giving Sublessee ten (10) days notice thereof.  Subject to the foregoing, the terms and provisions of this Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

SECTION 14.  Events of Default.  Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

(a)           Sublessee shall not have made a payment of Basic Rent or Stipulated Loss Value when the same shall have become due; or

(b)           Sublessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value) after the same shall have become due and such failure shall continue for five (5) days; or

(c)           (i) Sublessee shall have failed to perform or observe (or caused to be performed and observed) any covenant or agreement to be performed or observed by it under any Sublessee Document other than the Airline Services Agreement and such failure shall continue unremedied for a period of five (5) days after the earlier of (x) receipt by Sublessee of written notice thereof from Sublessor, or (y) insofar as the failure to perform or observe (or caused to be performed and observed) any covenant or agreement relates to any material covenant or agreement, an officer of Sublessee, whose functions and duties would make him familiar with the terms of this Sublease has knowledge; or

(ii) Sublessee Guarantor shall have failed to perform or observe any covenant or agreement to be performed or observed by it under the Sublease Guarantee and such failure shall continue unremedied for a period of five (5) days after the earlier of (x) receipt by Sublessee Guarantor of written notice thereof from Sublessor, or (y) insofar as the failure to perform or observe (or caused to be performed and observed) any covenant or agreement relates to any material covenant or agreement, an officer of Sublessee Guarantor whose functions and duties would make him familiar with the terms of the Sublease Guarantee has knowledge; or

(d)           (i) any representation or warranty made by Sublessee herein or any document or certificate furnished by Sublessee in connection herewith or therewith or pursuant hereto or thereto, shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of Sublessor) within ten (10) days after the receipt by Sublessee of a written notice from Sublessor advising Sublessee of the existence of such incorrectness; or

(ii) any representation or warranty made by Sublessee Guarantor in the Sublease Guarantee or any document or certificate furnished by Sublessee Guarantor in connection herewith or therewith or pursuant hereto or thereto, shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of Sublessor) within ten (10) days after the receipt by Sublessee Guarantor of a written notice from Sublessor advising Sublessee Guarantor of the existence of such incorrectness; or

(e)           the commencement of an involuntary case or other proceeding in respect of Sublessee or Sublessee Guarantor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Sublessee or Sublessee Guarantor or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of thirty (30) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Sublessee or Sublessee Guarantor, as the case may be, a receiver, trustee or liquidator of Sublessee or Sublessee Guarantor, as the case may be, or of any substantial part of its property, or sequestering or attaching any substantial part of the property of Sublessee or Sublessee Guarantor, as the case may be, and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof; or

(f)            the commencement by Sublessee or Sublessee Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Sublessee or Sublessee Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Sublessee or Sublessee Guarantor, as the case may be, or for all or substantially all of its property, or the making by Sublessee or Sublessee Guarantor of any assignment for the benefit of creditors, or Sublessee or Sublessee Guarantor shall enter into any agreement, composition, extension or adjustment with creditors or shall take any corporate action to authorize any of the foregoing; or

(g)           Sublessee shall fail to carry and maintain on or with respect to the Aircraft insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

(h)           Sublessee shall cease to be a Certificated Air Carrier; or

(i)            an event of default shall have occurred and be continuing under any aircraft, engine, spare parts or facility lease or sublease between Sublessor or any Affiliate thereof and Sublessee or any Affiliate thereof or under any other agreement, instrument or document evidencing obligations owing from Sublessee or any Affiliate thereof to Sublessor or any Affiliate thereof; or

(j)            the attachment or taking possession by a creditor of a material part of, or the levy or enforcement of a distress, execution, sequestration or other process upon any assets, rights or revenues of Sublessee and such attachment or order is not discharged within thirty (30) days; or

(k)           any event described in Section 10.02 of the Airline Services Agreement giving Sublessor the ability to terminate the Airline Services Agreement shall have occurred; or

(l)            any event described in Section 10.03 of the Airline Services Agreement shall have occurred; or

(m)          Sublessee shall have materially breached or shall be in default under any material purchase agreement, service agreement, maintenance agreement or other material agreement with any vendor relating to the Airframe or Engines, including components; or

(n)           the Sublease Guarantee shall for any reason be terminated or become unenforceable or Sublessee Guarantor shall rescind or repudiate the Sublease Guarantee.

SECTION 15.  Remedies; Automatic Termination.  (a) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Sublessor may, at its option, declare by written notice to Sublessee this Sublease Agreement to be in default (provided that this Sublease shall be deemed to be declared in default without the necessity of such written declaration upon the occurrence of any Event of Default described in Section 14(e) or Section 14(f)); and at any time thereafter, Sublessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Sublessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

(i)            upon the written demand of Sublessor and at Sublessee’s expense, cause Sublessee to immediately return the Airframe or any Engine as Sublessor may so demand to Sublessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Aircraft, Airframe or Engine were being returned at the end of the Term, or Sublessor, acting in its individual capacity or as attorney for Sublessee, at its option, may enter upon the premises where all or any part of the Aircraft, Airframe or any Engine or Part is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all the rights of the owner, lessor, lien holder or secured party of such engine, and such engine shall be held for the account of any such owner, lessor, lien holder or secured party or, if owned by Sublessee, may at the option of Sublessor, be exchanged with Sublessee for an Engine in accordance with the provisions of Section 9(d)), without the necessity of first instituting proceedings, or by summary proceedings or otherwise, and Sublessee waives any right it may have under applicable law to a hearing prior to repossession of the Aircraft, Airframe, Engine or Part (and/or, at Sublessor’s option, store the same at Sublessee’s premises until disposal thereof by Sublessor), all without liability accruing to Sublessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise.  Sublessee acknowledges and agrees that its obligations to return the Aircraft in those instances is incontrovertible without prejudice to its right to dispute any amounts, damages, interests or other amounts claimed by Sublessor upon termination of this Sublease and as such this Sublease will be incontrovertible written evidence of such obligation of Sublessee to return the Aircraft which Sublessor will be entitled to enforce via injunctive orders.  Without limiting any other provision of this Sublease or of any other Operative Document, if an Event of Default has occurred and is continuing, Sublessor shall have the right to withhold or set-off against all amounts otherwise payable to Sublessee hereunder or under the Airline Services Agreement or under any other aircraft, engine, spare parts or facility lease or sublease between Sublessor or any Affiliate thereof and Sublessee, all as security for Sublessee’s obligations and liabilities under this Sublease and the other Operative Documents, and to use and apply in whole or in part any or all of such amounts and set-offs to and against such obligations and liabilities of Sublessee, and any such use, application or setoff shall be absolute, final and irrevocable;

(ii)           sell the Aircraft, Airframe and/or any Engine at public or private sale, as Sublessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Sublessor, in its sole discretion, may determine, all free and clear of any rights of Sublessee and without any duty to account to Sublessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this Section 15;

(iii)          whether or not Sublessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Airframe and/or any Engine, Sublessor, by written notice to Sublessee specifying a payment date which shall be a Sublease Period Date not earlier than ten (10) days from the date of such notice (such specified date, the “Termination Date”), may demand that Sublessee pay to Sublessor, and Sublessee shall pay Sublessor, on the Termination Date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Sublease Periods commencing on or after the Termination Date), any unpaid Basic Rent due on or prior to the Termination Date plus whichever of the following amounts Sublessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from the Termination Date until the date of actual payment of such amount): (A) an amount equal to the excess, if any, of (I) the Stipulated Loss Value for the Aircraft, computed as of the Termination Date, over (II) the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to the present value thereof as of the Termination Date at an annual rate equal to the Base Rate; or (B) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Termination Date, over (II) the fair market sales value of such Aircraft (computed as hereafter in Section 15 provided) as of the Termination Date;

(iv)          in the event Sublessor, pursuant to paragraph (b) above, shall have sold or caused a sale of the Airframe and/or any Engine, Sublessor, in lieu of exercising its rights under paragraph (c) above with respect to such Aircraft, may, if it shall so elect, demand that Sublessee pay Sublessor, and Sublessee shall pay to Sublessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due on or after such date), any unpaid Basic Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between (I) the net proceeds of such sale (after deduction of all reasonable costs of sale) and (II) the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value Date on or immediately preceding the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

(v)           Sublessor may rescind, terminate or cancel this Sublease Agreement as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

For the purposes of paragraph (iii) above, the “fair market rental value” or the “fair market sales value” of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm’s-length transaction between an informed and willing Sublessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing Sublessor or seller in possession under no compulsion to lease or sell, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers chosen by Sublessor. The cost of such appraisal or appointment shall be borne by Sublessee.

In addition, Sublessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses (including fees of the appraisers hereinabove referred to) incurred by Sublessor, Head Lessor, the Indenture Trustee, the Loan Participants and the Owner Participant by reason of the occurrence of any Event of Default or the exercise of Sublessor’s remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

At any sale of the Aircraft or any part thereof pursuant to this Section 15(a), Sublessor (or Head Lessor, the Indenture Trustee, any Loan Participant or the Owner Participant) may bid for and purchase such property.  Sublessor agrees to give Sublessee at least ten (10) days prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.  Except as otherwise expressly provided above, no remedy referred to in this Section 15(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at law or in equity; and the exercise or beginning of exercise by Sublessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Sublessor of any or all of such other remedies.  No waiver by Sublessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

(b)           Automatic Termination.  If the Airline Services Agreement shall be terminated or canceled or shall terminate in accordance with its terms, except for the provisions of Sections 29(b) and 29(c) of this Sublease (which shall survive) this Sublease shall thereupon terminate forthwith and without notice.  Upon the termination of this Sublease as aforesaid and at any time thereafter, Sublessor may, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect, and at Sublessee’s expense, cause Sublessee to immediately return, and Sublessee shall immediately return, the Aircraft, Airframe or any Engine as Sublessor may so demand to Sublessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of Section 5 as if such Aircraft, Airframe or Engine were being returned at the end of the Term, or Sublessor, at its option, may enter upon the premises where all or any part of the Aircraft, Airframe or any Engine is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all the rights of the owner, lessor, lien holder or secured party of such engine, and such engine shall be held for the account of any such owner, lessor, lien holder or secured party or, if owned by Sublessee, may at the option of Sublessor, be exchanged with Sublessee for an Engine in accordance with the provisions of Section 9(d)), without the necessity of first instituting proceedings, or by summary proceedings or otherwise, and Sublessee waives any right it may have under applicable law to a hearing prior to repossession of the Aircraft, Airframe, Engine or Part (and/or, at Sublessor’s option, store the same in accordance with the provisions of Section 5(d)), all without liability accruing to Sublessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise.  Sublessee acknowledges and agrees that its obligations to return the Aircraft in those instances is incontrovertible without prejudice to its right to dispute any amounts, damages, interests or other amounts claimed by Sublessor upon termination of this Sublease and as such this Sublease will be incontrovertible written evidence of such obligation of Sublessee to return the Aircraft which Sublessor will be entitled to enforce via injunctive orders.

In addition, Sublessee shall be liable for any and all unpaid Rent due hereunder before or during the occurrence of the events referred to in the preceding paragraph, and all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

SECTION 16.  Sublessee’s Cooperation Concerning Certain Matters.  Forthwith upon the execution and delivery of each Sublease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Sublease, Sublessee will cause such Sublease Supplement or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft.  In addition, Sublessee will promptly and duly execute and deliver to Sublessor such further documents (including the filing of Uniform Commercial Code continuation statements with respect to previously filed financing statements) and assurances and take such further action as may be identified in the annual opinion of counsel required to be furnished pursuant to Section 30(d) and/or as Sublessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Sublease and to establish and protect the rights and remedies created or intended to be created in favor of Sublessor, hereunder or in respect thereof, including, without limitation, if requested by Sublessor, at the expense of Sublessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Sublease, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Sublessor may from time to time deem advisable.  Sublessee agrees to furnish to Sublessor, promptly after execution and delivery of any supplement and amendment hereto, an opinion of counsel reasonably satisfactory to Sublessor as to the due recording or filing of such supplement or amendment.  Commencing in 200_ [calendar year following closing date] on or before April 30 of each year during the Term, Sublessee will deliver to Sublessor a certificate of Sublessee, signed by the President, a Vice President or the Chief Financial Officer of Sublessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Sublease and the signer does not have actual knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.  Sublessee agrees that if an officer of Sublessee has actual knowledge of the existence of a Default or an Event of Default, then Sublessee shall promptly give to Sublessor notice thereof and such other information relating thereto as Sublessor may reasonably request.  Sublessee will deliver to Sublessor (i) within forty-five (45) days after the end of the first three quarterly periods of each fiscal year of Sublessee, a balance sheet of Sublessee as of the close of such period, together with related statements of financial performance and cash flows for such period and, upon filing with the Securities and Exchange Commission (and in any event no later than sixty (60) days after the end of the first three quarterly periods of each fiscal year of Sublessee Guarantor), the form 10–Q of Sublessee Guarantor for such period; (ii) within one hundred and twenty (120) days after the close of such fiscal year, a balance sheet of Sublessee as of the close of such fiscal year, together with the related statements of financial performance and cash flows for such fiscal year and the form 10-K of Sublessee Guarantor for such period, prepared in the case of clause (i) and (ii) in accordance with generally accepted accounting principles, consistently applied; (iii) within thirty (30) days after the end of each calendar quarter, if not previously provided to Sublessor, any Securities and Exchange Commission filings of Sublessee and Sublessee Guarantor during the preceding calendar quarter; (iv) upon filing with the Securities and Exchange Commission (and in any event no later than ninety (90) days after the close of Sublessee Guarantor’s fiscal year), the annual report of Sublessee Guarantor for such fiscal year; and (v) from time to time, such financial statements and other information relating to Sublessee and Sublessee Guarantor as Sublessor may reasonably request.

SECTION 17.  Notices.  All notices required under the terms and provisions hereof shall be by telecopy or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by nationally recognized overnight courier service, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

(i)            if to Sublessor, at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121-1534, Attention: Treasurer (Telecopy No. (612) 726–2221), or to such other address or telecopy number as Sublessor shall from time to time designate in writing to Sublessee,

(ii)           if to Sublessee, at 1689 Nonconnah Blvd., Suite 111, Memphis, TN  38132, Attention: Chief Financial Officer (Telecopy No. (901)348-4103), or to such other address or telecopy number as Sublessee shall from time to time designate in writing to Sublessor, and

(iii)          if to Head Lessor, a Loan Participant, the Indenture Trustee or the Owner Participant, addressed to Head Lessor, such Loan Participant, the Indenture Trustee or the Owner Participant at such address or telecopy number as Head Lessor, such Loan Participant, the Indenture Trustee or the Owner Participant shall have furnished by notice to Sublessor and to Sublessee, and, until an address is so furnished, addressed to Head Lessor, such Loan Participant, the Indenture Trustee or the Owner Participant at its address or telecopy number set forth in Schedule I to the Participation Agreement.

SECTION 18.  No Set-Off, Counterclaim, etc.  This Sublease is a net lease.  All Rent shall be paid by Sublessee to Sublessor in funds of the type specified in Section 3(d).  Sublessee’s obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Sublessee may have against Sublessor, Head Lessor (in its individual capacity or as Owner Trustee under the Trust Agreement), the Indenture Trustee (in its individual capacity or as Indenture Trustee), any Loan Participant, the Owner Participant, or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Sublessor, Head Lessor, or the Owner Participant of their respective warranties, agreements or covenants contained in any of the Operative Documents or Sublessee Documents, each of which rights Sublessee expressly waives, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Sublessee for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Sublessee or any other person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing.  If for any reason whatsoever this Sublease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Sublessee nonetheless agrees without limitation of the other rights or remedies of Sublessor hereunder, to pay to Sublessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Sublease not been terminated in whole or in part.  Sublessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Sublease except in accordance with the express terms hereof.

SECTION 19.  No Renewal.  Sublessee shall not have the right to renew this Sublease.

SECTION 20.  Maintenance Program.  Sublessor shall have the right in its sole discretion upon and after return of the Aircraft to utilize the Maintenance Program at no cost to Sublessor and Sublessee hereby agrees that is shall permit Sublessor to utilize the Maintenance Program upon and after return of the Aircraft at no cost to Sublessor.

SECTION 21.  Sublessor’s Right to Perform for Sublessee.  If Sublessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then Sublessor or Head Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Sublessor or Head Lessor, as the case may be, incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Sublessee upon demand.

SECTION 22.  [Intentionally Omitted]  [Maintenance Reserves; Investment of Security Funds; Liability of Sublessor Limited.  (1)  Upon written notice to Sublessee, Sublessor may require Sublessee to pay to Sublessor, as Supplemental Rent, Maintenance Reserves.  Such written notice shall specify the calendar month in respect of which such Maintenance Reserves shall commence to accrue, which may not be earlier than the calendar month in which such notice is given.

(2)           Amount.  Commencing with the calendar month specified in Sublessor’s notice given pursuant to Section 22(1), Sublessee shall pay the following Maintenance Reserves to Sublessor during the Term:

(i)            in respect of the Airframe, the amount specified in Table 1 on Exhibit F hereto for each Airframe Flight Hour operated by the Aircraft to cover the “C” Checks performed on the Aircraft during the Term (“C-Check Maintenance Reserves”);

(ii)           in respect of the Airframe, the amount specified in Table 2 on Exhibit F hereto for each Airframe Flight Hour operated by the Aircraft to cover the 24 month interval (and multiples thereof) scheduled structural inspections performed on the Aircraft during the Term (the “Structural Inspection Maintenance Reserves”);

(iii)          in respect of each Engine, the amount specified in Table 3 on Exhibit F hereto for each Engine Flight Hour operated by that Engine to cover such Engine’s Basic Shop Visits during the Term (each, “Engine Maintenance Reserves”);

(iv)          in respect of each Engine, the amount specified in Table 4 on Exhibit F hereto for each Engine Flight Hour operated by that Engine to cover replacement of such Engine’s life-limited parts during the Term (each, “Engine LLP Maintenance Reserves”);

(v)           in respect of the APU, the amount specified in Table 5 on Exhibit F hereto for each Airframe Flight Hour operated by the Aircraft to cover APU Basic Shop Visits during the Term (unless the APU is covered under a power-by-hour maintenance agreement that is acceptable to Sublessor in its sole discretion) (“APU Maintenance Reserves”); and

(vi)          in respect of the Landing Gear, the amount specified in Table 6 on Exhibit F hereto for each Airframe cycle operated by the Aircraft to cover the

Landing Gear Overhaul during the Term (“Landing Gear Maintenance Reserves”).

The C–Check Maintenance Reserves, the Structural Inspection Maintenance Reserves, the Engine Maintenance Reserves, the Engine LLP Maintenance Reserves, the APU Maintenance Reserves and the Landing Gear Maintenance Reserves are referred to collectively herein as the “Maintenance Reserves.”   The amount to be paid for each Maintenance Reserve may be adjusted by Sublessor during the Term to reflect increases in actual or forecast maintenance expenses.

(3)           Payments.  Sublessee shall pay the Maintenance Reserves in respect of each calendar month during which Maintenance Reserves accrue (commencing with the calendar month specified in Sublessor’s notice given pursuant to Section 22(1)) on the tenth day of the subsequent calendar month beginning on the tenth day of the calendar month following the calendar month specified in Sublessor’s notice given pursuant to Section 22(1) and ending on the tenth day of the calendar month following the last day of the Term.  Sublessor shall keep notional running accounts in respect of the Airframe, each Engine, the APU and the Landing Gear to which shall be credited all amounts in respect thereof received under this Section 22(3) and debited all sums paid in respect thereof by Sublessor to, or on behalf of, Sublessee under Section 22(4).

(4)           Release of Maintenance Reserves.  If Sublessee submits to Sublessor, within six months after the commencement of such maintenance work and before the thirtieth (30th) day following the Expiration Date, an invoice and supporting documentation evidencing performance of the following work (including work performed to satisfy return conditions in accordance with Section 5(a)) by or on behalf of Sublessee, Sublessor shall, provided that (x) no reimbursement shall be made in respect of replacement, repair or overhaul caused by foreign object damage, operational or other mishandling, faulty maintenance or any accidental cause or in respect of any cost which is reimbursable by insurance, and (y) no Default or Event of Default has occurred and is continuing, release to Sublessee the following amounts from the respective Maintenance Reserves:

(i)            “C” Checks:  with respect to the completed scheduled “C” Check of the Airframe, the lesser of (i) the amount of such invoice and (ii) the balance of C–Check Maintenance Reserves held by Sublessor at the time of payment;

(ii)           24 Month Interval Inspections:  with respect to the completed 24 month interval scheduled structural inspections of the Airframe, the lesser of (i) the amount of such invoice and (ii) the balance of Structural Inspection Maintenance Reserves held by Sublessor at the time of payment;

(iii)          Engine Refurbishment:  with respect to any Engine Basic Shop Visit (excluding controls, accessories and QEC repair/overhaul), the lesser of (i) the amount of such invoice and (ii) the balance of Engine Maintenance Reserves held by Sublessor in respect of that Engine at the time of payment;

(iv)          Engine Life Limited Parts:  with respect to the exchange of new Life Limited Parts of each Engine in replacement of existing Life Limited Parts during scheduled off-the-wing maintenance, Sublessor shall release the lesser of (i) the amount of such invoice less any credit or value Sublessee receives in respect of any such replaced existing life limited part and (ii) the balance of Engine LLP Maintenance Reserves held by Sublessor in respect of such Engine at the time of payment; and

(v)           APU and Landing Gear:  with respect to any scheduled APU Basic Shop Visit or Landing Gear Overhaul, the lesser of (i) the amount of such invoice and (ii) the balance of APU Maintenance Reserves or Landing Gear Maintenance Reserves, as applicable, held by the Sublessor at the time of payment.

For the avoidance of doubt, Sublessee has no right to payment of any amount from the Maintenance Reserves except as expressly provided in this Section 22(4), and any remaining balances of the Maintenance Reserves on the thirtieth (30th) day following the Expiration Date, after application of the foregoing provisions, shall be retained by Sublessor as its sole property.   Subject to its rights and obligations hereunder, Sublessee will not assign, transfer or otherwise dispose of its rights or interest in the Maintenance Reserves.  To the extent any maintenance expenses exceed the amount available in the applicable Maintenance Reserves account, such expenses shall be for the account of the Sublessee and the shortfall, if any, shall not be carried forward or made the subject of any further claim for reimbursement.  Sublessor may commingle the Maintenance Reserves with its general funds, and Sublessee shall not be entitled to earn interest on the Maintenance Reserves.]*

SECTION 23.  Service of Process.  Sublessor and Sublessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Sublease, the subject matter hereof or any of the transactions contemplated hereby brought by Sublessor, Head Lessor, the Indenture Trustee, the Loan Participants or the Owner Participant or their successors or assigns.

SECTION 24.  Miscellaneous. Subject to Section 15(b), any provision of this Sublease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  No term or provision of this Sublease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Sublessor and Sublessee.  Sublessor, however, shall have the right to amend, supplement or otherwise modify the terms of this Sublease without the consent of Sublessee in the event of any amendment, supplement or other modification of the terms of the Head Lease.  This Sublease shall constitute an agreement of sublease, and nothing contained herein shall be construed as conveying to Sublessee any right, title or interest in the Aircraft

*   To be inserted in Subleases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

except as a sublessee only.  Neither Sublessee nor any Affiliate of Sublessee will file any tax returns in a manner inconsistent with the foregoing fact or with the Owner’s ownership of the Aircraft.  The section and paragraph headings in this Sublease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Sublease.  The Exhibits attached hereto are intended to be an integral part of this Sublease and are incorporated into this Sublease by reference for all purposes.  THIS SUBLEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  This Sublease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  This Sublease, the Airline Services Agreement, and the Sublease Supplement contain the complete and exclusive statement of the terms and conditions of the entire Aircraft sublease agreement between Sublessor and Sublessee for the Term.  Nothing in this Sublease shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

SECTION 25.  Subordination.  Notwithstanding any other provision hereof, this Sublease and Sublessee’s rights hereunder shall be subject and subordinate to all the terms of the Head Lease, including, without limitation, the covenants contained in Section 7(a) of the Head Lease and Head Lessor’s rights to repossession of the Aircraft pursuant to Section 15 of the Head Lease and to avoid this Sublease for any reason upon such repossession, and Sublessee shall not be permitted to take any action hereunder not permitted to be taken by Sublessor as “lessee” in the Head Lease.  Sublessee agrees to execute such further documents confirming such subordination of this Sublease as may be reasonably requested by Sublessor.  Sublessee acknowledges receipt of an executed copy of each of the Head Lease, the Participation Agreement, the Trust Indenture, the Tax Indemnity Agreement and the Head Lease Supplement.

SECTION 26.  Covenant of Quiet Enjoyment.  So long as (a) no Event of Default shall have occurred and be continuing and (b) the Airline Services Agreement shall not have been terminated or canceled or shall not have terminated in accordance with its terms, Sublessor shall not interfere with Sublessee’s continued use and operation of, and quiet enjoyment of, the Aircraft.

SECTION 27.  Federal Bankruptcy Code.  It is the intention of the parties that the provisions of 11 U.S.C. Section 1110, or any analogous section of the Federal bankruptcy laws, as amended from time to time, shall be applicable to the interest of Sublessor in the Aircraft and to any right of Sublessor to take possession of the Aircraft in compliance with the provisions of this Sublease, as the same may be amended, modified or supplemented from time to time.

SECTION 28.  Use of Funds.  If a Default or an Event of Default shall have occurred and is continuing, or if a default or an event of default under any other aircraft, engine, spare parts or facility lease or sublease or any other agreement, instrument or document between Sublessor or any Affiliate thereof and Sublessee or any Affiliate thereof shall have occurred and is continuing, Sublessor shall have the right in its sole discretion to apply any funds of Sublessee that it holds including, without limitation, those which are part of the Security Deposit[, Maintenance Reserves]* or Basic Rent and those which are held pursuant to Sections 10(f)(i) and 11(g)(i) hereof, to cure any Default or Event of Default or any default or event of default under any agreement, instrument or document between Sublessor or any Affiliate thereof and Sublessee or any Affiliate thereof; provided, however, that Sublessor shall have no obligation hereunder to apply any such funds. The amount of any such funds so applied and the amount of the reasonable expenses of Sublessor incurred in connection with such application, together with interest thereon at the Past Due Rate shall be deemed Supplemental Rent, payable by Sublessee upon demand.

SECTION 29.  Sublessee’s Representations, Warranties and Indemnities. (a)  In General.  Sublessee represents, warrants and covenants to Sublessor that as of the Commencement Date:

(i)            Sublessee is a Certificated Air Carrier and corporation duly organized and validly existing pursuant to the laws of the State of Georgia; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, other than failures to qualify which would not have a material adverse effect on the consolidated business, assets, properties or condition (financial or otherwise) of Sublessee and its subsidiaries taken as a whole or on the ability of Sublessee to perform its obligations under the Sublessee Documents; has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) located at Memphis, Tennessee; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States and/or all other governmental authorities having jurisdiction necessary to conduct its business as presently conducted (other than those licenses, certificates, permits and franchises which, if not obtained, would not have an adverse effect on the consolidated business assets, properties or condition (financial or otherwise) of Sublessee or on the ability of Sublessee to perform its obligations under the Sublessee Documents); and has the corporate power and authority to own or hold under the Sublease its properties wherever located or used and to enter into and perform its obligations under the Sublessee Documents;

(ii)           the execution, delivery and performance by Sublessee of the Sublessee Documents to which Sublessee is a party will, on the Commencement Date, have been duly authorized by all necessary corporate action on the part of Sublessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Sublessee except such as have been duly obtained or by the Commencement Date will have been duly obtained, and neither the execution or delivery thereof or the consummation by Sublessee of the transactions contemplated thereby nor the compliance by Sublessee with any of the terms and provisions of such agreements contravenes

*   To be inserted in Subleases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

any law, judgment, government rule, regulation or order binding on Sublessee or the certificate of incorporation or by–laws of Sublessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Sublessee under, any indenture, mortgage, contract or other agreement to which Sublessee is a party or by which it or its properties may be bound or affected;

(iii)          neither the execution and delivery by Sublessee of the Sublessee Documents to which Sublessee is a party nor the performance by Sublessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Sublessee required to be obtained on or prior to the Commencement Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Commencement Date be in full force and effect, (B) [Intentionally Omitted] and (C) such consents, approvals, notices, registrations and other actions required by the terms of the Sublessee Documents to the extent required to be given or obtained only after the Commencement Date;

(iv)          on the Commencement Date the Sublessee Documents to which Sublessee is a party will each constitute legal, valid and binding obligations of Sublessee enforceable against Sublessee in accordance with the terms thereof (except as enforceability may be limited by (A) general principles of equity, (B) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, (C) applicable laws which may affect the remedies provided therein; which laws, however, do not make the remedies provided therein inadequate for the practical realization of the benefits provided thereby, except that no representation or warranty is made as to the amount of priority of any recovery under any particular circumstances, and (D) in the case of indemnity provisions contained in such documents, as limited by public policy considerations);

(v)           there are no pending or, to the best of Sublessee’s knowledge, threatened actions, suits or proceedings before any court, governmental body, arbitration board, tribunal or administrative agency which might adversely affect the business, condition (financial or otherwise), operations or properties of Sublessee or Sublessee’s ability to perform its obligations under the Sublessee Documents to which Sublessee is a party;

(vi)          except for (A) the filing for recording pursuant to the Federal Aviation Act of the Sublease with the Sublease Supplement covering the Aircraft,  (B) the filing for recording of the termination of the Predecessor Lease, and (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect Sublessor’s interest in the Aircraft as against Sublessee in any applicable jurisdictions in the United States;

(vii)         there has not occurred any event which constitutes an Event of Default under the Sublease or a default or an event of default under any other aircraft, engine, spare parts or facility lease or sublease or any other agreement, instrument or document between Sublessor or any of its Affiliates and Sublessee (or any event which with the giving of notice or the passage of time or both would constitute an Event of Default under the Sublease or an event of default under any other aircraft, engine, spare parts or facility lease or sublease between Sublessor or any of its Affiliates and Sublessee) which is presently continuing;

(viii)        the Aircraft will be free and clear of all Liens, except Permitted Liens (including, for this purpose, any Lien which would be a Sublessor Lien or Head Lessor Lien but for the proviso to either such definition);

(ix)           the Aircraft will be duly certified by the FAA as to type and airworthiness, will be insured by Sublessee in accordance with the terms of this Sublease and will be in the condition and state of repair required under the terms of this Sublease;

(x)            Sublessor, as sublessor hereunder, will be entitled to the benefits of 11 U.S.C. Section 1110 (or any successor statute containing the material terms of 11 U.S.C. Section 1110) in the event of any reorganization of Sublessee under such Section; and

(xi)           there has not been any material adverse change in the operations or financial condition of Sublessee since March 1, 2002.

(b)           General Tax Indemnity.

(i)            Indemnity.  Except as provided in Section 29(b)(ii) hereof, Sublessee shall on an After–Tax Basis pay, protect, save and on written demand shall indemnify and hold harmless any Tax Indemnitee from and against any and all Taxes howsoever imposed against any Tax Indemnitee, Sublessee, Sublessee Person or the Aircraft, the Airframe, any Engine, or any Part thereof or interest therein by any Federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority (“Taxing Authority”) upon or in connection with or relating to (A) the construction, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, ownership, registration, re-registration, insuring, assembly, possession, repossession, operation, location, use, control, condition, maintenance, repair, sale, return, abandonment, installation, storage, redelivery, replacement, leasing, subleasing, modification, rebuilding, importation, exportation, transfer of title, transfer of registration, or other application or disposition of the Aircraft, the Airframe, any Engine, or any Part thereof or any interest in the foregoing, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, any Engine, any Part or any interest in the foregoing, (C) any amount paid or payable pursuant to any Operative Document or Sublessee Document or any document related to any Operative Document or Sublessee Document or the property or the income or other proceeds with respect to any of the property held in the Trust Estate of the Trust Indenture Estate, (D) the Aircraft, the Airframe, any Engine, any Part or any interest in the foregoing, (E) any or all of the Operative Documents or the Sublessee Documents or the execution, issuance, delivery or registration of, or the performance under, or otherwise with respect to the Secured Certificates or any of the Operative Documents or Sublessee Documents and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto or the execution, delivery or performance of any thereof or the issuance, acquisition, modification, holding or subsequent transfer thereof, or (F) the payment of principal of, interest, Make-Whole Amount or other premium on, or other amounts payable on or with respect to the Secured Certificates, or (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the Sublessee Documents.

(ii)           Exclusions from General Tax Indemnity.  The provisions of Section 29(b)(i) shall not apply:

(1)           with respect to any Equity Tax Indemnitee and Sublessor, to any Income Tax (as defined in Section 29(d) hereof) imposed on such Tax Indemnitee by the United States Federal government, provided, however, that notwithstanding the foregoing, Sublessee will indemnify and hold harmless each Equity Tax Indemnitee and Sublessor for any withholding taxes imposed on or with respect to the payment of principal, interest, Make-Whole Amount or other premium on the Secured Certificates and the Sublessor with respect to any withholding tax imposed on any rent payable by Sublessor under the Head Lease, including interest and penalties thereon;

(2)           to any Tax to the extent imposed as a result of a voluntary transfer or disposition by a Tax Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or a transfer or disposition of all or any portion of its respective equitable or legal ownership or leasehold interest in the Aircraft, any Engine, any Part, the Trust Estate, a Secured Certificate (including sales of participations therein), the Trust Indenture Estate or any Operative Document or Sublessee Document or any interest in such Tax Indemnitee, unless such transfer or disposition shall occur (A) during the continuance of a Default or Event of Default under the Lease or this Sublease or upon the termination or cancellation of the Airline Services Agreement, (B) in connection with the termination of the Head Lease or Sublease, as the case may be, or the action or direction of Sublessee pursuant to Sections 2, 5 ,6, 7, 8, 9, 10 or 19 of this Sublease or of Sublessor pursuant to Sections 2, 5, 6, 7, 8, 9, 10 or 19 of the Head Lease, as the case may be, (C) in connection with the substitution or replacement of the Aircraft, any Engine or Part pursuant to Section 10 of the Head Lease or (D) as a result of the assumption pursuant to Section 8(x) of the Participation Agreement by Sublessor of the obligations of the Owner Trustee under the Trust Indenture and Secured Certificates;

(3)           to Taxes to the extent based on or measured by any fees received by the Owner Trustee or the Indenture Trustee in connection with any transaction contemplated by the Operative Documents;

(4)           to Taxes to the extent imposed with respect to events occurring or matters arising, after the earlier of (x) the return of physical possession of the Aircraft to Sublessor or its designee pursuant to the terms of this Sublease or (y) the commencement of storage pursuant to Section 5(d) hereof; provided the exclusion set forth in this subparagraph (4) shall not apply to Taxes to the extent such Taxes relate to events, periods or matters occurring or arising prior to or simultaneously with such time or arise as a result of amounts payable by Sublessee after such time or are imposed on a Loan Participant with respect to events occurring, or matters arising, prior to payment in full of the Secured Certificates, or occur during the continuance of a Default or Event of Default under this Sublease;

(5)           to any Tax to the extent arising out of or caused by, or to the extent such Tax would not have been incurred but for, (A) the willful misconduct of such Tax Indemnitee or (B) the breach of any representation, covenant or agreement by such Tax Indemnitee in any Operative Document;

(6)           with respect to any Tax Indemnitee (other than Sublessor and its Affiliates, successors and assigns and their respective directors, officers, employees, agents and servants) to any Tax to the extent such Tax Indemnitee is not entitled to indemnification pursuant to Section 7(b) of the Participation Agreement.

Nothing contained in Section 29(b)(ii) hereof shall apply to any Tax in the nature of a sales, use, value added, goods and services, transfer, recording, excise or registration Tax imposed on or with respect to the Aircraft, any Engine or any Part or interest therein or title thereto incurred prior to, or on the date of, the execution and delivery of this Sublease.  For the avoidance of doubt, and notwithstanding any provision herein to the contrary, Sublessee agrees to indemnify Sublessor on an After-Tax Basis against, and agrees to hold Sublessor harmless from, any and all payments, indemnities and gross-ups required to be made by Sublessor pursuant to Section 7 of the Participation Agreement.

(iii)          Calculation of General Tax Indemnity Payments.  Notwithstanding any provision contained in Section 29(b)(ii) hereof, any payment which Sublessee shall be required to make to, or for the account of, any Tax Indemnitee, with respect to any Tax (or any payment made in connection with the payment or contest of any Tax) which is subject to indemnification under this Section 29(b) shall be paid on an After-Tax Basis.  Any calculation of an indemnity payment for an inclusion item, and of any gross-up of an indemnity or reverse indemnity payment, will be on the basis of then-actual Federal, state, and local tax rates applicable to such Tax Indemnitee, and based upon the assumption that the Tax Indemnitee is fully taxable at such tax rates.

If a Tax Indemnitee (other than Sublessor or any of its Affiliates) shall pay any amount to Sublessor pursuant to Section 7(b)(iii) of the Participation Agreement for which Sublessee has previously paid an indemnity under this Section 29, Sublessor shall pay such amount to Sublessee within 15 Business Days after Sublessor has received such amount, after deduction of Sublessor’s reasonable costs and expenses (including any net tax cost) in connection therewith but not in excess of Sublessee’s prior payments with respect to such indemnified Tax.

Any Taxes that are imposed on any Tax Indemnitee as a result of the disallowance or reduction of any tax benefit (including foreign tax credits) referred to in this subsection as to which Sublessor has made a payment to Sublessee required hereby (or as to which such Sublessor would have made payment but for Section 29(b)(viii) or which benefit was otherwise taken into account in computing Sublessee’s indemnity obligation pursuant to this Section 29(b)) in a taxable year subsequent to the utilization by the Tax Indemnitee, or any amount required to be paid by Sublessor to a Tax Indemnitee pursuant to the penultimate paragraph of Section 7(b)(iii) of the Participation Agreement, shall be treated as a Tax for which Sublessee is obligated to indemnify the relevant Tax Indemnitee or reimburse Sublessor pursuant to the provisions of this Section 29(b), without regard to the exclusions set forth in Section 29(b)(ii) hereof.

(iv)          General Tax Indemnity - Contests.  With respect to any Tax Indemnitee that is Sublessor or any Affiliate thereof (a “Sublessor Tax Indemnitee”) at Sublessee’s written request and with the written consent of Sublessor, Sublessee shall be entitled to contest any claim with respect to any Tax imposed on such Sublessor Tax Indemnitee other than an Income Tax either in Sublessee’s name or in the name of such Sublessor Tax Indemnitee at Sublessee’s sole cost and expense (a “Sublessee Controlled Contest”) . If Sublessor receives a written claim from any Tax Indemnitee or any Taxing Authority for any Tax for which Sublessee is obligated pursuant to Section 29(b)(i), Sublessor shall notify Sublessee promptly of such claim (it being understood and agreed that failure to provide such notice shall not adversely affect or otherwise prejudice any Tax Indemnitee’s right to an indemnity hereunder except to the extent such failure precludes any contest of such claim).  If the Tax cannot be contested in a Sublessee Controlled Contest for any reason (including, but not limited to the refusal of the Sublessor or other Tax Indemnitee to consent thereto), upon written request from Sublessee received by Sublessor within ten (10) Business Days of such notice Sublessor shall exercise its rights, if any, under Section 7(b)(iv) of the Participation Agreement in good faith (if the Tax Indemnitee is other than a Sublessor Tax Indemnitee) or Sublessor shall contest such claim in good faith (if the Tax Indemnitee is a Sublessor Tax Indemnitee) in each case at Sublessee’s sole cost and expense.  Any such contest shall be at such Tax Indemnitee’s or Sublessor’s control and direction.  In any such contest the Tax Indemnitee or Sublessor, as the case may be, may in its sole discretion select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof.  In no event shall Sublessor be required to contest, or to request a Tax Indemnitee to contest, or Sublessee be permitted to contest, the imposition of any Tax for which Sublessee is obligated pursuant to this Section 29(b) unless (W) no Default or Event of Default shall have occurred and be continuing under the Sublease and no Event of Default (as such term is defined in the Head Lease) shall have occurred and be continuing, (X) Sublessee shall have agreed to pay to Sublessor and to the Tax Indemnitee on demand on an After-Tax Basis all reasonable costs and expenses that Sublessor and the Tax Indemnitee may incur in connection with contesting such claim (including, without limitation, all reasonable legal and accounting fees and disbursements), (Y) such action to be taken will not result in a risk of sale, forfeiture or loss of, or the creation of any Lien on, the Aircraft, the Engines or any Part, other than Permitted Liens or a material risk of loss of the Lien of the Trust Indenture or a risk of imposition of criminal penalties, and (Z) if such contest shall be conducted in a manner requiring the payment of the claim, Sublessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Tax Indemnitee on an interest-free basis and agreed to indemnify Sublessor and such Tax Indemnitee on an after-tax basis for any cost or Taxes payable with respect to such advance.  In addition, Sublessee shall not have any right to request Sublessor or any other Tax Indemnitee to contest a claim unless (x) the amount of indemnity payments that Sublessee would be required to make if the contest were unsuccessful is at least $50,000, (y) prior to commencement of any contest, Sublessee has delivered to Sublessor and, if requested by Sublessor, the Tax Indemnitee a written acknowledgment of Sublessee’s obligation under this Section 29(b) to indemnify such Sublessor and such Tax Indemnitee with respect to the Tax at issue to the extent that the contest is unsuccessful; and (z) Sublessor and the relevant Tax Indemnitee has received an opinion of independent tax counsel selected by Sublessor that concludes that a Reasonable Basis exists with respect to the tax position Sublessee has asserted.  For the purposes of this Section 29(b), the term “Reasonable Basis” shall have the meaning set forth for such term in Formal

Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.  Sublessee shall have no right to pursue or appeal or cause any Tax Indemnitee or Sublessor to pursue or appeal an adverse judicial decision without the prior written consent of Sublessor and, if required by Sublessor, the relevant Tax Indemnitee.

If Sublessor receives from any Tax Indemnitee (other than from its Affiliate) a payment with respect to a refund of all or any part of any Tax paid by Sublessee, Sublessor shall pay Sublessee an amount equal to the amount of such payment less any cost and/or expenses, including net tax cost, incurred in respect thereof.

Nothing contained in this Section 29(b)(iv) shall require a Sublessor or a Tax Indemnitee to contest, or permit Sublessee to contest, a claim which such Tax Indemnitee would otherwise be required to contest, if such Tax Indemnitee shall waive payment by Sublessor and Sublessee of any amount that might otherwise be payable by Sublessee under this Section 29(b) or Sublessor under Section 7(b) of the Tax Indemnity Agreement in respect of such claim and any other claim, the contest of which would be precluded.  In addition, for the avoidance of doubt, Sublessee shall have no right to contest or require any other party to contest any Tax imposed on a Tax Indemnitee in a manner or to the extent that is inconsistent with Sublessor’s rights under the Participation Agreement.

(v)           General Tax Indemnity — Reports.  If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 29(b), Sublessee shall timely file the same at its sole expense (except for any such report, return or statement which a Tax Indemnitee has notified Sublessor or Sublessee that such Tax Indemnitee intends to file or which such Tax Indemnitee is required by law to file in its own name).  Sublessee shall either file such report, return or statement so as to show the ownership of the Aircraft in the Owner Trustee or the Owner Participant where appropriate and send a copy of such report, return or statement to Sublessor, the Tax Indemnitee and Owner Trustee or, where Sublessee is not so permitted to file such report, return or statement, it shall notify the Tax Indemnitee and Sublessor of such requirement and prepare and deliver such report, return or statement to the Tax Indemnitee and Sublessor in a manner satisfactory to such Tax Indemnitee and Sublessor within a reasonable time prior to the time such report, return or statement is to be filed.  Sublessee shall hold Sublessor and the Tax Indemnitee harmless on an After-Tax Basis from and against any penalties, interest, fines or additions to Tax caused by the inaccuracy of any report, return or statement prepared and filed by Sublessee on behalf of Sublessor or any other Tax Indemnitee. Sublessee will provide at Sublessee’s expense to Sublessor and the Tax Indemnitee such information maintained in the regular course of Sublessee’s business as Sublessor or any Tax Indemnitee may reasonably request in writing that is reasonably necessary to enable Sublessor or such Tax Indemnitee to comply with their tax filings, audit and litigation requirements.  If Sublessee receives written notice from a Taxing Authority or a Tax Indemnitee or otherwise of a Tax that is imposed upon a Tax Indemnitee but not indemnified against by Sublessee hereunder, Sublessee will promptly forward a copy of such notice to Sublessor and the Tax Indemnitee.  Sublessee shall also provide or cause to be provided to Sublessor, upon request and at Sublessee’s expense, all documents, records and other information that Sublessor is required to provide any Tax Indemnitee under Section 7(b) of the Participation Agreement.

(vi)          Verification.  At Sublessee’s written request after Sublessee receives computations showing the amount of any indemnity payable by Sublessee pursuant to Section 29(b)(i), Sublessor shall exercise its rights, if any, under Section 7(b)(vi) of the Participation Agreement with respect to verification of such computation.  If Sublessee pays such indemnity in whole or in part before completion of the verification procedure, appropriate adjustments will be made promptly after completion of the verification procedure to take into account any redetermination of the indemnity by the accounting firm.  Any fee and disbursements of the accounting firm payable by Sublessor shall be paid by Sublessee.  Sublessee will have no right under this Section 29(b) to examine any tax return of any Tax Indemnitee or Sublessor.  The sole responsibility of such accounting firm shall be to verify the computations of the amount payable hereunder and the interpretation of this Agreement or any other agreement shall not be within the scope of such accounting firm’s responsibilities.

(vii)         General Tax Indemnity — Payment.  Except as provided in Section 29(b)(iv) hereof, Sublessee shall pay any Tax for which it is liable pursuant to Section 29(b)(i) directly to the appropriate taxing authority if legally permissible or upon demand of a Tax Indemnitee or Sublessor shall pay such Tax and any other amounts due hereunder to such Tax Indemnitee or to Sublessor as indicated in such demand within ten (10) Business Days of such demand.  Any such demand for payment from a Tax Indemnitee or Sublessor shall specify in reasonable detail the payment and the facts upon which the right to payment is based.  Sublessor shall request that the Tax Indemnitee promptly forward to Sublessee a copy of any notice, bill or advice received by it to the extent concerning any Tax indemnified against hereunder, (provided that the failure of the Sublessor to make such request or the failure of the Tax Indemnitee to forward such notice, bill or advice shall not adversely affect the Sublessor’s or Tax Indemnitee’s rights to indemnification hereunder).  Within twenty (20) days after the date of each payment by Sublessee of any Tax indemnified against hereunder, Sublessee shall furnish the appropriate Tax Indemnitee (with a copy to Sublessor) the original or a certified copy of a receipt for Sublessee’s payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee.

(viii)        Application of Payments During Existence of Default or Event of Default.  Any amount payable to Sublessee pursuant to the terms of this Section 29(b) shall not be paid to or retained by Sublessee if at the time of such payment or retention a Default or Event of Default shall have occurred and be continuing or if any event described in Section 10.02 of the Airline Services

Agreement giving Sublessor the ability to terminate the Airline Services Agreement shall have occurred, if any event described in Section 10.03 of the Airline Services Agreement shall have occurred or if the Airline Services Agreement shall have been terminated or cancelled or shall have been terminated in accordance with its terms, but shall be held by Sublessor and applied pursuant to Section 28 hereof.

(ix)           [Intentionally Omitted].

(x)            Inclusions.  If Sublessor is required by any Taxing Authority to include in its income for income tax purposes, or Sublessor receives an opinion from independent tax counsel selected by Sublessor and reasonably acceptable to Sublessee, that Sublessor does not have a Reasonable Basis to exclude from its income for income tax purposes, any amount in respect of, or resulting from (i) any modification, repair, improvement, addition, substitution or replacement of the Aircraft, the Airframe or any Engine or any Part, (ii) any payment of Basic Rent or Supplemental Rent under the Sublease by or on behalf of Sublessee in an amount greater, or at a time earlier, than the amounts or times provided in the Sublease, (iii) any warranty or indemnity payments or refunds attributable to the Aircraft, the Airframe or any Engine received from the manufacturer which was not remitted to, and retained by, Sublessor, (iv) the theft, destruction or other loss of the Aircraft, Airframe or any Engine or any Part; (v) any application of Section 467(b)(2) to the Sublease; (vi)   any payment of indemnities to a Tax Indemnitee or Indemnitee (other than Sublessor) or fees, expenses or reimbursement to a trustee, agent or other Person pursuant to this Agreement, (vii) any payment of the Security Deposit under Section 3(c) hereof or of Maintenance Reserves under Section 22 hereof; or (viii) any act or payment by Sublessee not required under the terms of the Sublessee Documents, (herein called a “Sublessor Inclusion”), Sublessee shall pay to Sublessor an amount which, on an After-Tax Basis, shall be equal to the amount of the additional taxes on or measured by gross or net income (plus any and all fines, penalties, additions to tax and interest calculated by reference thereto) payable by Sublessor as a result of such Sublessor Inclusion.

(xi)           Contests Etc.  The provisions of Section 29(b)(iii) (relating to tax savings) and 29(b)(iv) (relating to contests) of this Agreement shall apply, mutatis mutandis, with respect to any Sublessor Inclusion.

(xii)          Pass-through of Tax Indemnity Agreement Indemnities.  (1)  Indemnity.  If Sublessor is required to pay Head Lessor or Owner Participant any amount (herein called a “TIA Liability”) pursuant to the Tax Indemnity Agreement, Sublessee shall pay to Sublessor an amount, which, on an After-Tax Basis, shall be equal to such TIA Liability.  Such payment shall be made at least five (5) Business Days prior to the date Sublessor must pay Head Lessor under the Tax Indemnity Agreement.

(2)           Exceptions. Sublessee shall not be required to indemnify Sublessor for any TIA Liability to the extent that such TIA Liability would not have occurred but for any of the following:

(y)                                 Sublessor claiming deductions for depreciation of the Aircraft for federal income tax purposes or claiming on any federal income tax return to be the owner of the Aircraft for federal income tax purposes;

(z)                                   the status of Sublessor as a “tax-exempt entity” within the meaning of Section 168(h) of the Code but only if such status is not caused by a Sublessee Person.

(3)           Tax Saving.  If Head Lessor or the Owner Participant pays an amount to Sublessor pursuant to Section 4(c) of the Tax Indemnity Agreement, for which Sublessee has previously paid an indemnity to Sublessor pursuant to paragraph (1) hereof, Sublessor shall pay such amount to Sublessee within 5 Business Days after Sublessor receives such amount, but not in excess of any payment previously made by Sublessee with respect to such TIA Liability and net of any tax liability incurred by Sublessor with respect to receipt and payment of such amount.

(4)           Contest.  If Sublessor receives a written claim for an indemnity pursuant to the Tax Indemnity Agreement for which Sublessee would be required to pay Sublessor an indemnity hereunder, Sublessor shall notify Sublessee thereof in writing (but it being understood and agreed that failure of Sublessor to provide such notice to Sublessee shall not adversely affect or otherwise prejudice any Sublessor’s right to an indemnity hereunder).  If requested by Sublessee in writing within ten (10) Business Days before the latest day on which Sublessor may request a contest pursuant to Section 6 of the Tax Indemnity Agreement, Sublessor shall exercise its rights, if any, under Section 6 of the Tax Indemnity Agreement provided that in no event shall Sublessor be required to initiate or continue (or be required to request any other person to initiate or continue) a contest unless: (i) the amount of the obligation on the part of Sublessee to indemnify Sublessor pursuant to subsection (1) hereof shall be at least $50,000, (ii)  Sublessee agrees to reimburse Sublessor on demand (and complies with such agreement) for all of the Owner Participant’s and Sublessor’s reasonable costs and expenses (including, without limitation, reasonable legal and accounting fees and disbursements) which each may incur in contesting such disallowance, (iii) if Owner Participant elects to contest the disallowance by paying the tax claimed (including interest, penalties or additions to tax) and seeking a refund, Sublessee shall advance to Sublessor on an interest free basis the aggregate amount of taxes, interest, penalties and additions to the tax applicable to such disallowance and agree to indemnify Sublessor and the Owner Participant for any adverse tax consequences resulting from such advance, (iv) such contest would not entail any risk of criminal penalties, (v) with respect to such disallowance, Sublessee shall have furnished Sublessor at Sublessee’s expense, with a written opinion of independent tax counsel selected by Sublessor that a Reasonable Basis exists to contest such disallowance and prior to filing any appeal an opinion that a successful outcome on appeal is more likely than not and have posted a bond or other security for such appeal, (vi) no Default or Event of Default, under any of the Operative Documents by Sublessor or the Airline Services Agreement, has occurred and is continuing, and (vii) Sublessee shall have delivered to Sublessor a written acknowledge of Sublessee’s obligation to indemnify in full Sublessor pursuant to this Agreement to the extent that the contest is not successful. Sublessor shall have no obligation to cause Owner Participant and Owner Participant shall have no obligation to appeal any adverse decision of an appellate court to the United States Supreme Court.

(xiii)         Minimum Indemnity.  The amount of any indemnity payable by Sublessee to Sublessor pursuant to this Section 29 shall in all events be an amount sufficient to restore Sublessor to the position that Sublessor would be in if the Sublessor Inclusion, TIA Liability or any indemnity otherwise payable pursuant to Section 7 of the Participation Agreement that gave rise to Sublessee’s obligation hereunder had not occurred.

(xiv)        [Predecessor Lease.  Notwithstanding the termination of the Predecessor Lease [and the Original Predecessor Lease], Sublessee hereby confirms and agrees that it remains fully obligated with respect to any and all claims asserted by Sublessor or any Tax Indemnitee (as such term is defined in the Predecessor Lease [and in the Original Predecessor Lease]) pursuant to Section 29(b) of the Predecessor Lease [or pursuant to Section 29(b) of the Original Predecessor Lease].]

(c)           General Indemnity.  Sublessee hereby agrees to indemnify each Indemnitee against, and agrees to protect, defend, save and keep harmless each thereof from (whether or not the transactions contemplated herein or in any of the other Sublessee Documents are consummated), any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses but excluding internal costs and expenses such as salaries and overhead), of whatsoever kind and nature (collectively called “Expenses”) imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) any of the Operative Documents or the Sublessee Documents or any of the transactions contemplated thereby or the enforcement of any of the terms thereof or any amendment, modification or waiver in respect thereof, (B) the manufacture, purchase, acceptance or rejection of the Aircraft, Airframe or any Engine or Part, (C) the Aircraft (or any portion thereof or any Engine or engine affixed to the Airframe) whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, sublease, possession, use, non-use, operation, maintenance, registration, reregistration, condition, modification, alteration, replacement, repair, substitution, sale, return or other disposition of the Aircraft (or any portion thereof or any Engine or engine or Part affixed to the Airframe)

including, without limitation, latent or other defects, whether or not discoverable, strict tort liability, any damage to property or the environment, death of or injury to any person and any claim for patent, trademark or copyright infringement; provided that the foregoing indemnity as to any Indemnitee shall not extend to any Expense to the extent resulting from or arising out of or attributable to one or more of the following: (A) any representation or warranty by such Indemnitee in the Operative Documents being incorrect in any material respect, or (B) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents applicable to it including, without limitation, with respect to the creation or existence of a Sublessor Lien (including for this purpose Liens which would be Sublessor Liens but for the proviso in the definition of Sublessor Liens) attributable to it (except to the extent such failure was caused by the failure of Sublessee to perform any obligation under a Sublessee Document), or (C) the willful misconduct of such Indemnitee, or (D) with respect to any Indemnitee, a disposition by such Indemnitee of all or any part of such Indemnitee’s interest in the Airframe, any Engine or in the Operative Documents other than during the continuance of a Default or an Event of Default under the Sublease, or (E) except to the extent relating to the payment of any Expenses on an After-Tax Basis, any Tax whether or not Sublessee is required to indemnify for such Tax pursuant to Section 29(b) hereof, or (F) except to the extent fairly attributable to acts, omissions or events occurring prior thereto, acts or events which occur with respect to the Airframe or any Engine or Part after the return of physical possession of the Airframe or such Engine or Part to Sublessor pursuant to the terms of the Sublease.  Sublessee further agrees to indemnify Sublessor against, and agrees to protect, defend, save and keep harmless Sublessor from (whether or not the transactions contemplated herein or in any of the other Sublessee Documents are consummated), any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements of whatsoever kind and nature imposed on, incurred by or asserted against Sublessor pursuant to Section 7(c) of the Participation Agreement.  [In addition, notwithstanding the termination of the Predecessor Lease [and the Original Predecessor Lease], Sublessee hereby confirms and agrees that Sublessee remains fully obligated with respect to any and all claims asserted by Sublessor and any Indemnitee (as such term is defined in the Predecessor Lease [or in the Original Predecessor Lease, as the case may be]) pursuant to Section 29(c) of the Predecessor Lease [or pursuant to Section 29(c) of the Original Predecessor Lease, as the case may be].]

Sublessee further agrees that any payment or indemnity pursuant to this Section 29(c) in respect of any Expenses or other amounts payable by Sublessee pursuant to this Section 29(c) shall be paid on an After-Tax Basis.

If, by reason of any Expense payment made to or for the account of an Indemnitee by Sublessee pursuant to this Section 29(c), such Indemnitee subsequently realizes a tax deduction or credit or any reduction in Taxes not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Sublessee, but only if Sublessee shall have made all payments then due and owing to such Indemnitee under the Sublessee Documents, an amount equal to the sum of (I) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that no Indemnitee shall be obligated to make any payment pursuant to this sentence to the extent that the amount of such payment would exceed (i) the aggregate amount of all prior payments by Sublessee to such Indemnitee under this Section 29(c) less (ii) the aggregate amount of all prior payments with respect to such Tax by such Indemnitee to Sublessee pursuant to this sentence, with any excess being carried forward to offset Sublessee’s obligations, if any, to make subsequent payments to such Indemnitee under this Section 29(c).

Nothing in this Section 29(c) shall be construed as a guaranty by Sublessee of the residual value of the Aircraft.

If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to Sublessee and Sublessor; provided that the failure to provide such notice shall not release Sublessee from any of its obligations to indemnify hereunder, and no payment by Sublessee to an Indemnitee pursuant to this Section 29(c) shall be deemed to constitute a waiver or release of any right or remedy which Sublessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Sublessee such notice.  Sublessee shall be entitled, at its sole cost and expense, acting through counsel acceptable to the respective Indemnitee, (A) so long as Sublessee has agreed in a writing acceptable to such Indemnitee that Sublessee is liable to such Indemnitee for such Expense hereunder, in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) so long as Sublessee has agreed in a writing acceptable to such Indemnitee that Sublessee is liable to such Indemnitee for such Expense hereunder, in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance, provided that Sublessee has requested such severance and agrees to pay the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by such Indemnitee, if any, in connection with such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee.  Notwithstanding any of the foregoing to the contrary, Sublessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (M) while a Default or an Event of Default or an Event of Default (as such term is defined in the Head Lease) or a Default (as such term is defined in the Head Lease) of the type referred to in Section 14(a), 14(b) or 14(e) of the Head Lease shall have occurred and be continuing, (N) if such proceedings will involve a risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft, the Trust Indenture Estate or the Trust Estate or any part thereof, or (O) if such proceeding could in the good faith opinion of such Indemnitee entail any risk of civil liability or criminal liability or present a conflict of interest making separate representation necessary.  The affected Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Sublessee pursuant to the preceding provisions.

The affected Indemnitee shall supply Sublessee with such information reasonably requested by Sublessee as is necessary or advisable for Sublessee to control or participate in any proceeding to the extent permitted by this Section 29(c).  Unless a Default or an Event of Default shall have occurred and be continuing (in which case the consent of Sublessee shall not be required), such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 29(c).

Sublessee shall supply the affected Indemnitee and Sublessor with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Section 29(c).

Upon payment in full of any Expense or Tax pursuant to this Section 29, Sublessee, or, if any Expense or Tax has been paid by insurers, the insurers, without any further action, shall be subrogated to any claims the affected Indemnitee may have relating thereto; provided that Sublessee shall not be so subrogated so long as a Default or an Event of Default has occurred and is continuing.  Such Indemnitee agrees to give such further reasonable assurances or agreements and to provide such reasonable cooperation to Sublessee or the insurers to permit Sublessee or the insurers to pursue such claims, if any, to the extent reasonably requested by Sublessee or the insurers.

In the event that Sublessee shall have paid an amount to an Indemnitee pursuant to this Section 29(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay to Sublessee an amount equal to the amount of such reimbursement (but in no event more than such payment from Sublessee) plus any net tax benefit (or minus any net tax detriment) realized by such Indemnitee as a result of any reimbursement received and payment made by such Indemnitee pursuant to this sentence; provided, that Sublessor shall not be obligated to make any payment pursuant to this Section 29(c) to the extent that the amount of such payment would exceed (i) the aggregate amount of all prior payments by Sublessee to Sublessor under this Section 29(c) less (ii) the aggregate amount of all prior payments by Sublessor to Sublessee pursuant to this Section 29(c), with any excess being carried forward to offset Sublessee’s obligations, if any, to make subsequent payments to Sublessor under this Section 29(c); provided, further, that such Indemnitee shall have no obligation to reimburse Sublessee if (i) a Default or an Event of Default or an Event of Default (as such term is defined in the Head Lease) has occurred and is continuing or if the Airline Services Agreement shall have been terminated or canceled or shall have terminated in accordance with its terms or (ii) Sublessee has not paid such Indemnitee all amounts required pursuant to this Section 29(c) and any other amounts then due to such Indemnitee from Sublessee under any of the Operative Documents or Sublessee Documents.

Sublessee’s obligations under the indemnities provided for in this Sublease shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Sublessee pursuant to any provision of this Sublease may proceed directly against Sublessee without first seeking to enforce any other right of indemnification.

(d)           Income Tax.  For purposes of this Section 29, the term “Income Tax” means any Tax based on or measured by net income (other than sales, use, license, rental, ad valorem and value added or property Taxes) (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items), and interest, additions to tax, penalties, or other charges in respect thereof.

(e)           Survival.  Notwithstanding anything to the contrary contained in this Sublease, the provisions of this Section 29 shall survive any termination or expiration of this Sublease.

SECTION 30.  Certain Representations, Warranties and Covenants.  (a)  Sublessor represents and warrants to Sublessee as follows:

(i)          Sublessor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under, the Sublessee Documents to which Sublessor is a party;

(ii)         the Sublessee Documents to which Sublessor is a party have been duly authorized by all necessary corporate action on the part of Sublessor, do not require any approval not already obtained of stockholders of Sublessor or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of Sublessor, and have been duly executed and delivered by Sublessor, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by Sublessor with any of the terms and provisions thereof, will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on Sublessor (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by Sublessor) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents or the Sublessee Documents) upon any property of Sublessor under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by–law or other agreement or instrument to which Sublessor is a party or by which it or its properties may be bound or affected; and

(iii)        each of Sublessee Documents to which Sublessor is a party constitutes a legal, valid and binding obligation of Sublessor enforceable against Sublessor in accordance with the terms thereof (except as may be limited by (A) general principles of equity, (B) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, (C) applicable laws which may affect the remedies provided therein, which laws, however, do not make the remedies provided therein inadequate for the practical realization of the benefits provided thereby, except that no representation or warranty is made as to the amount of priority of any recovery under any particular circumstances, and (D) in the case of indemnity provisions contained in such documents, as limited by public policy considerations).

(b)           [Intentionally Omitted]

(c)           Sublessee covenants and agrees that it shall at all times be a Certificated Air Carrier.

(d)           Sublessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of this Sublease, the Sublease Supplement, and any financing statements or other instruments as are necessary to maintain (or as are reasonably requested by Sublessor) the perfection of any security interest that may be claimed to have been created by this Sublease or will furnish to Sublessor timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable Sublessor to take such action.  Sublessee shall furnish to Sublessor annually after the execution hereof (but not later than March 15th of each year, commencing with the year 200_ [the calendar year following closing date]) an opinion of Crowe & Dunlevy, P.C. and/or other counsel reasonable satisfactory to Sublessor nationally recognized in FAA matters covering such matters with respect to the interests of Sublessor in the Aircraft and the perfection of security interests therein as Sublessor may reasonably request.  Sublessee will notify Sublessor of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) prior to making such change.

SECTION 31.  Covenants of Sublessee.  Sublessee covenants and agrees with Sublessor as follows:

Sublessee will, at its own cost and expense, cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as Sublessor shall reasonably require for accomplishing the purposes of this Sublease and the other Sublessee Documents; provided that any instrument or other document so executed by Sublessee will not expand any obligations or limit any rights of Sublessee in respect of the transactions contemplated by any Sublessee Document.  Sublessee, upon delivery of the Aircraft under this Sublease, shall at all times thereafter cause the same to remain duly registered in the name of Sublessor, except as otherwise required or permitted hereunder or under this Sublease, under the Federal Aviation Act, or shall furnish to Sublessor such information as may be required to enable Sublessor to make application for such registration, and shall promptly furnish to Sublessor such information as may be required (or reasonably requested by Sublessor) to enable Sublessor to timely file any reports required to be filed by Sublessor, as the case may be, as a result of its interest in the Aircraft with any governmental authority.

SECTION 32.  Consent to Jurisdiction.  Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Sublease or any other Operative Document or Sublessee Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Sublease or any other Operative Document or Sublessee Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.  Sublessee hereby generally consents to service of process at CT Corporation System, 1633 Broadway, New York, New York 10019.

SECTION 33.  Owner for Federal Tax Purposes.  It is hereby agreed among Sublessor and Sublessee that for Federal income tax purposes the Owner will be the owner of the Aircraft and Sublessee will be the sublessee thereof, and each party hereto agrees to characterize this Sublease as a lease for Federal income tax purposes.

IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Sublease to be duly executed as of the day and year first above written.

NORTHWEST AIRLINES, INC.,
Sublessor

By:
Name:
Title:

PINNACLE AIRLINES, INC.,
Sublessee

By:
Name:
Title:

Agreed this day of , 200 :

PINNACLE AIRLINES CORP.,
Sublessee Guarantor

By:
Name:
Title:

EXHIBIT A to Sublease Agreement [NW 200 ]

SUBLEASE SUPPLEMENT No.
[NW 200       ]

SUBLEASE SUPPLEMENT NO.     , dated          , 20      , between NORTHWEST AIRLINES, INC. (“Sublessor”), and PINNACLE AIRLINES, INC. (“Sublessee”).

Sublessor and Sublessee have heretofore entered into that certain Sublease Agreement [NW 200       ], dated as of            , 200  , relating to one Bombardier Inc. Canadair Regional Jet Model CL-600-2B19  aircraft (herein called the “Sublease,” and the defined terms therein being hereinafter used with the same meanings).  The Sublease provides for the execution and delivery from time to time of Sublease Supplements for the purpose of subleasing the Airframe and Engines under the Sublease as and when delivered by Sublessor to Sublessee in accordance with the terms thereof.

(1)The Sublease relates to the Airframe and Engines described below, and a counterpart of the Sublease is attached hereto, and made a part hereof, and this Sublease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

(2)The Sublease Agreement relates to the Airframe and Engines described below, and a counterpart of the Sublease Agreement, attached and made a part of Sublease Supplement No. 1 dated              , 20    to the Sublease Agreement, has been recorded by the Federal Aviation Administration on              , 20   , as one document and assigned Conveyance No.     .

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Sublessor and Sublessee hereby agree as follows:

1.             Sublessor hereby delivers and subleases to Sublessee under the Sublease and Sublessee hereby accepts and subleases from Sublessor under the Sublease the following described Bombardier Inc. Canadair Regional Jet Model CL-600-2B19 aircraft (the “Aircraft”), which Aircraft as of the date hereof consists of the following components:

(i)            Airframe:  FAA Registration No.              ; manufacturer’s serial no.         , and

(ii)           Engines:  two (2) General Electric Model CF34-3B1 type engines bearing, respectively, manufacturer’s serial nos.           and           (each of

(1)   This language for Sublease Supplement No. 1.

(2)   This language for other Sublease Supplements.

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which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

2.             The Commencement Date of the Aircraft is the date of this Sublease Supplement set forth in the opening paragraph hereof.  Except as otherwise provided in the Sublease, the Term for the Aircraft shall commence on the Commencement Date and end on the Expiration Date.

3.             Sublessee hereby confirms its agreement to pay Sublessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Sublease.

4.             Sublessee hereby confirms to Sublessor that Sublessee has accepted the Aircraft for all purposes hereof and of the Sublease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use.

5.             All of the terms and provisions of the Sublease are hereby incorporated by reference in this Sublease Supplement to the same extent as if fully set forth herein.

6.             This Sublease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease Supplement to be duly executed on the day and year first above written.

NORTHWEST AIRLINES, INC.,
Sublessor

By:
Name:
Title:

PINNACLE AIRLINES, INC.,
Sublessee

By:
Name:
Title:

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EXHIBIT B to Sublease Agreement [NW 200 ]

BASIC RENT SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Basic Rent:

Sublease Period Date	Basic Rent

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EXHIBIT C to Sublease Agreement [NW 200_ __]

STIPULATED LOSS VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

2

STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

3

STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

4

STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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EXHIBIT D
to
Sublease Agreement
[NW 200 ]

RETURN CONDITIONS

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Unless the context shall otherwise require and except as set forth herein, the capitalized terms used in this Exhibit shall have the meanings given to such terms in the Sublease.

Definitions

Aircraft Documentation: means records, manuals, logs and documents delivered with the Aircraft and those developed and maintained with respect to the Aircraft during the Term, including, without limitation, all of those required by the FAA to be maintained for FAR Part 121 operation and the Aircraft Documentation listed in Appendix I hereto.

Approved Air Authority:  means the Federal Aviation Administration.

APU:  means the Honeywell model 3800488-3 auxiliary power unit originally installed on the Aircraft on the Delivery Date or any auxiliary power unit of the same or another manufacturer and of a comparable or improved model substituted for such originally installed auxiliary power unit.

Calendar controlled components or parts:  those components or parts which at specific calendar-time intervals, in accordance with the Maintenance Program, are to be discarded, overhauled, or recertified upon reaching such time limit.

Configuration Deviation List:  the list provided by the Aircraft manufacturer specifying which parts of the Aircraft that can be removed without affecting the continued service of the Aircraft as the same may be modified from time to time pursuant to and in accordance with the approval of the Governmental Authority.

Cycle-controlled components or parts:  those components or parts which at specific flight-cycle intervals, in accordance with the Maintenance Program,  are to be discarded, overhauled, or recertified upon reaching such interval.

Flight Hour:  shall mean each hour or part thereof, measured to two decimal places, elapsing from the moment the wheels of the Airframe leave the ground on take-off to the moment when the wheels of the Airframe touch the ground on landing.

Governmental Authority:  shall mean (a) the FAA; (b) any national government, or political subdivision thereof or local jurisdiction therein; (c) any board, commission, department, division,

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organ, instrumentality, court, or agency of any entity described in (b) above, however constituted; and (d) any association, organization, or institution of which any entity described in (b) or (c) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

Hour-controlled components or parts:  those components or parts at specified Flight-Hour intervals, in accordance with the Maintenance Program, are to be discarded, overhauled, or recertified upon reaching such interval.

Law:  shall mean (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Authority; (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

Maintenance Manual:  shall mean Sublessee’s FAA approved maintenance manual for the Aircraft which incorporates the procedures, limits and requirements of the Manufacturer’s maintenance manual and related documents.

Maintenance Program:  shall mean Sublessee’s FAA approved maintenance program which shall define all scheduled maintenance activities, condition monitoring and on-condition programs for Airframe, Engines and Parts, including but not limited to servicing, testing, preventative maintenance, structural inspections, systems checks, overhauls, corrosion control inspections and corrosion treatments, and compliance with approved modifications, service bulletins, and Airworthiness Directives as the same may be modified from time to time pursuant to and in accordance with the prior written approval of the applicable Governmental Authority and which at all times (a) complies in all material respects with all FAA requirements for FAR Part 121 operation, the MRB Report and Bombardier Inc.’s Maintenance Requirement Manual, including incorporation of Bombardier Inc.’s corrosion prevention and control program for aircraft of the same type as the Aircraft and (b) complies in all material respects with General Electric Corporation’s Engine Management Program for the Engine type.  Substantive Changes to the Maintenance Program shall be subject to Sublessor’s prior written approval, such approval not to be unreasonably withheld.  “Substantive Changes” means (i) changes from block to phase maintenance or vice versa, (ii) scheduled maintenance interval escalations or (iii) any other changes which could be materially adverse to Sublessor or to the condition of the Aircraft on return or which would impact the basis on which the Maintenance Reserve have been calculated.

Maintenance Review Board Report (“MRB Report”):  the report published by the Maintenance Review Board for the Bombardier CL-600-2B19 aircraft detailing the intervals and description of the maintenance tasks and, where applicable, the life limits required for continued airworthiness of the Aircraft.  Where the intervals specified in the MRB Report differ from the limit specified by the component manufacturer, the MRB Report shall take precedence.

Manufacturer: shall mean, with respect to the Airframe, Bombardier Inc., and its successors and assigns, with respect to the Engines, General Electric Aircraft Engines, a division of General Electric Corporation and, with respect to the APU, Honeywell Corporation.

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Terminating Action:  the alteration or modification of the Aircraft, Airframe, Engine or Part in accordance with mandatory service bulletins, orders, airworthiness directives, and instructions required to eliminate repetitive inspections or maintenance action.

Time Between Overhauls (“TBO”):  the maximum elapse time allowed between successive overhauls or its equivalent of a Part as specified by the Maintenance Program.

ARTICLE 1 - CONDITION OF AIRCRAFT

1.0                          General Conditions.

At the time of return, the Aircraft shall (i) have been maintained in accordance with the Maintenance Program as approved and authorized by the Governmental Authority, as if the Aircraft were to be kept in further commercial passenger service by Sublessee, (ii) the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever, including, without limitation, as to the type of maintenance program applicable to the Aircraft, including any Engine, or as to compliance with Airworthiness Directives, and (iii) the Aircraft shall meet the following requirements:

(i)                                     Operating Condition - The Aircraft shall be in as good operating condition as on the Delivery Date, reasonable wear and tear excepted, with all of the Aircraft equipment, components, and systems fully operational and serviceable in accordance with the Maintenance Manual and Sublessee’s FAA approved airplane flight manual.

(ii)                                  Certification - The Aircraft shall have, and be in compliance with, a current and valid standard FAA Certificate of Airworthiness for FAR Part 121 operation.  If requested by Sublessor, Sublessee shall provide a current and valid FAA Certificate of Airworthiness for Export to Canada or other country specified by Sublessor.

(iii)                               General Appearance - The Aircraft shall be clean, cosmetically acceptable, with all components reasonably free of foreign objects, accumulated dirt, grime, grease and liquids, and be prepared for immediate placement into commercial service.  Any deterioration of paint or other protective coatings due to leakage, improper adhesion, impact damage or presence of foreign materials or liquids shall be repaired and replaced per the Maintenance Manual.

(iv)                              Interior Cabin - All ceiling, sidewall, bulkhead, galley, lavatory, overhead bin and closet panels and doors shall be free from significant or unserviceable damage. All seats

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shall be serviceable and in good overall condition in accordance with major U.S. carrier standards.  The Aircraft shall be returned in Sublessor’s standard seating configuration for CRJ–200 or CRJ–440 Aircraft, as directed by Sublessor.  If such direction requires conversion from a CRJ-200 to a CRJ-440 or vice versa, the reasonable costs directly related to such conversion shall be borne by Sublessor.

(v)                                 Airworthiness Directives - The Aircraft shall be in compliance with all FAA requirements for FAR Part 121 operation including all FAA issued airworthiness directives (“Airworthiness Directives”) and Manufacturer alert service bulletins that are issued prior to Sublease expiration and are applicable to the Aircraft, without special deferment, exemption or alternate means of compliance, with terminating action accomplished for all Airworthiness Directives which require termination be accomplished prior to 180 days after Sublease expiration.

(vi)                              Deferred Maintenance - There shall be no open outstanding or deferred maintenance items scheduled or unscheduled, routine or non-routine, against the Aircraft.  The Airframe, each Engine, the APU and the landing gear shall be serviceable and free from defects and discrepancies that are outside the serviceable limits of the Maintenance Manual.

(vii)                           Corrosion - There shall be no evidence of untreated, improperly treated or noticeable corrosion.  Sublessee shall provide documentation evidencing full compliance with the Sublessee’s Maintenance Program including Sublessee’s FAA approved corrosion prevention and control program and with all applicable Manufacturer recommendations and requirements for corrosion prevention and control.

(viii)                        Title - The Aircraft shall be returned in compliance with the provisions of clause (ii) of the third sentence of Section 5(a) of the Sublease.

(ix)                                Alterations, Modifications and Additions

a.   Replacement of Parts - Sublessee, at its own cost and expense, shall have replaced all components or Parts which may have from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.  All replacement Parts (a) shall be free and

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clear of all Liens, except Permitted Liens, (b) shall be in good condition and in as good operating condition as, and shall have  a value, utility, maintenance and modification status at least equal to, the Parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms of the Sublease, and (c) shall have documentation certifying compliance with all applicable Governmental Authority regulations, including, without limitation, (1) serviceable tags indicating time since overhaul, and overhaul or repair by a Governmental Authority certified repair station, (ii) overhaul records, (iii) documentation of modification status and compliance with applicable airworthiness directives, and (iv) any other appropriate documentation required by the FAA for continued FAR Part 121 operation.

1.1                          Condition of Airframe.

The Aircraft airframe at the time of its return to Sublessor shall meet the requirements and shall have such hours and cycles remaining under Maintenance Program as set forth below:

(i)                                     C Check Inspection - Without regard to any payment made or to be made pursuant to Section 1.8, the Airframe shall have completed, immediately after removal from service and prior to return to Sublessor, the next sequential C check, or the next set of phased C checks which make up the full compliment of a C check, as applicable, and in each case shall include all lesser multiple C checks and all phase checks. If Sublessee has elected to maintain the Aircraft in accordance with an equalized maintenance check program, the Airframe shall have completed immediately after removal from service and prior to return to Sublessor the next six (6) equalized maintenance checks which shall include all phase checks.  All defects observed during such C check which exceed the Sublessee’s Maintenance Manual allowable limits shall be rectified at Sublessee’s expense.

(ii)                                  Structural Inspection Tasks - The airframe shall have remaining at least fifty percent (50%) of the hours/cycles/calendar days to the initial threshold or fifty percent (50%) of the hour/cycles/calendar days of the repeat inspection interval whichever is applicable to all structural tasks; provided that, without regard to any payment made or to be made pursuant to Section 1.8, the airframe shall have a minimum remaining life of one

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C-Check interval before any structural inspection task is due;

(iii)                               Landing Gear Life - The main Landing Gear and the nose Landing Gear shall have at least fifty percent (50%) landings, hours or calendar life remaining, whichever is the most limiting prior to removal for overhaul in accordance with the  Maintenance Program; provided that, without regard to any payment made or to be made pursuant to Section 1.8, the main Landing Gear and the nose Landing Gear shall each have a minimum remaining life of one C–Check interval; and

(iv)                              Brakes - Brakes shall have remaining on average fifty percent (50%) or more of the full service life on all brakes; provided that, without regard to any payment made or to be made pursuant to Section 1.8, the brakes shall have a minimum remaining life of one C-Check interval.

1.2                          Condition of Controlled Components.

Aircraft and Engine hour-controlled components or parts, at time of return to Sublessor, shall have remaining, as a minimum, one half life and/or fifty percent (50%) of the manufacturers approved hour limit, before any scheduled removals for overhaul, test, disassembly or replacement.  Aircraft and Engine life cycle fatigue (“LCF”), controlled components or parts, at time of return to Sublessor, shall have remaining, as a minimum, one half life and/or fifty percent (50%) of the manufacturers approved cycle limits, before any scheduled removals for overhaul, test, disassembly or replacement; provided that, without regard to any payment made or to be made pursuant to Section 1.8,  all components or parts controlled on a calendar basis shall have at least one C check interval (or, if the service interval is less that one C check, 100% of the service interval) remaining before scheduled removal for testing, overhaul or replacement.

1.3.                         Condition of Installed Engines.

At time of return, each Engine will have at least fifty percent (50%) of hours or cycles remaining, whichever is most limiting, before the next scheduled Engine removal for inspection, test or disassembly for replacement of Life Limited Parts.  Cycle limits are as specified in the Power Plant Limitations section of the Canadair MRB Report.  Additionally, the Engines shall satisfy the following conditions:

(i)                                     Power Assurance Runs - Without regard to any payment made or to be made pursuant to Section 1.8, each Engine shall pass power assurance performance tests without

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operational limitations in accordance with the Manufacturer’s maintenance manual.  The Aircraft and Engines shall be capable of certificated full rated performance without limitation throughout the entire operating envelopes as defined by the Sublessee’s FAA approved airplane flight manual.

(ii)                                  Borescope Inspection - Without regard to any payment made or to be made pursuant to Section 1.8, each Engine shall pass a complete video-taped borescope inspection of all accessible Engine sections performed in accordance with the Manufacturer’s maintenance manual by Sublessor or Sublessor’s designated representative after the Power Assurance Runs during the ground inspection per Article 3.1 herein.  Any discrepancies found during such inspection which exceed the Manufacturer’s maintenance manual allowable limits for unrestricted continued service (without reduced interval inspections), shall be corrected prior to Return by Sublessee at Sublessee’s sole expense.

(iii)                               Adverse Performance Data - No Engine shall be on engineering watch or on a reduced interval inspection of any nature that could lead to premature removal of the Engine.  If the Engine historical and maintenance records, power assurance runs and/or trend monitoring data indicate a level of performance deterioration or an abnormal rate of acceleration in performance deterioration or oil consumption which based on manufacturer specifications and/or experience indicate the Engine would require maintenance prior to 3,500 engine flying hours after return, Sublessee shall correct or cause to be corrected, such condition as necessary to rectify all deficient Engine parameters in accordance with Manufacturer specifications.

(iv)                              APU Life -The installed APU shall have remaining at least fifty percent (50%) of the MRB HSI or the Sublessee’s demonstrated on-wing mean time between failure (MTBF)  for APU hours and/or cycles, whichever is applicable, before scheduled removal for overhaul, heavy maintenance, or replacement of hour limited or Life Limited Parts at the time of return.

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1.4                           Intentionally left blank.

1.5                           Service Bulletin Kits.

At or upon this return of the Aircraft, Sublessee shall deliver to Sublessor, at no cost to Sublessor, all Service Bulletin Kits furnished without charge by a manufacturer for installation on the Aircraft which have not been so installed.  Sublessee shall load such kits on board the Aircraft as cargo prior to the Aircraft departure unless restricted by large size or hazardous material regulations.  In the event such Service Bulletin Kits were purchased or manufactured by Sublessee, Sublessor shall have the exclusive right to purchase such kits at Sublessee’s actual cost for a period of 30 days after such return and the non-exclusive right so to purchase such kits thereafter.

1.6                           Unique Markings.

At time of return to Sublessor of the Aircraft, Sublessee shall, at its cost remove from the exterior and interior of the Aircraft Sublessee’s operator specific exterior logos and insignias and interior markings where applicable.  The area where such markings were removed or painted over shall blend in with the surrounding surface in a cosmetically acceptable manner.  In the event that, notwithstanding Sublessee’s obligation to do so, Sublessee does not remove such markings, Sublessor shall have no obligation to remove such markings prior to the sale, lease, or other disposition of the Aircraft by Sublessor after its return.

1.7                           Repairs and Repair Inspections.

The Aircraft shall conform to its Type Certificate Data Sheet.  All major repairs (as defined for FAR Part 121 operations by the FAA) and Major Modifications shall have been performed in accordance with FAA approved data that is returned with the Aircraft.

All repairs performed by Sublessee or its designee since the Aircraft delivery to Sublessee, and which exist on  the Aircraft, shall be in accordance with the manufacturer’s approved repair schemes and/or structural repair manual and/or the recommendations of Advisory Circulars AC25.529-1 or equivalent, and AC 25.571-1A or equivalent, and/or Sublessee’s approved Maintenance Manual. The Sublessee shall maintain a damage and repair history log which shall contain all major repair approval documentation including, but not limited to, repair schemes and structural repair manual references and damage tolerance analysis performed if applicable.  The Aircraft shall be returned with all temporary repairs replaced by permanent repairs per the Manufacturer’s repair manual.  The Aircraft, including the fuselage, wings, flight control

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surfaces and empenage, shall be free of significant dents, abrasions and loose or pulled rivets.

1.8                          Equivalency Charge.

If the Sublessee does not meet any of the remaining life conditions set forth in Section 1.1 and 1.2, unless otherwise specified therein, in place of correcting the specified hour, cycle or calendar life deficiency, Sublessee may elect to pay to Sublessor an Equivalency Charge (for deficient condition) calculated in accordance with the following formula (if the formula results in a positive amount):

Pmt = [A (b-c)]/d

Where:

“Pmt”     is the Equivalency Charge payment

“A”                          is, in respect of Engines, APU, Landing Gear or Airframe checks specified in Articles 1.1, 1.2 and 1.3, the average of Sublessee’s demonstrated cost for overhauls, bench checks or inspections (whichever is applicable to the section) at the time of return, or, in respect of the Landing Gear and Engine LCF components, the manufacturer’s list price for replacement parts at the time of return.  When demonstrated average costs for overhauls or maintenance checks are not available from Sublessee, the average of three quotes from three mutually acceptable repair stations shall be used as the cost basis for the Equivalency Charge calculation;

“b”                             is 50% (or, if specified, the number specified) of the total operating hours/cycles/time (whichever is applicable and most limiting) allowable between such overhaul, inspection, bench check or removals;

“c”                              is the actual number of operating hours/cycles/time (whichever is applicable and most limiting) remaining to the next overhaul, inspection, bench check or removals; and

“d”                             is the total operating hours/cycles/time (whichever is applicable and most limiting) allowable between such overhaul, inspection, bench check or removals.

Calculation of the Equivalency Charge shall be based on each item identified in the requirements of Articles 1.1, 1.2 and 1.3 in aggregate.  For example, each LCF part shall be assessed on its status as far as accumulated cycles are concerned and the adjustment amount for each is established.  All other parts subject to this Equivalency Charge shall be similarly assessed and the individual charges are to be added together.  For

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example, under this plan, a positive charge on an Engine could offset a negative charge on the Landing Gear.  If the total net result is positive (indicating Sublessee returned the Aircraft in a state that, in aggregate, has less than the 50% limit remaining), the net Equivalency Charge shall be paid by Sublessee to Sublessor.  In the event such a total is negative, no payment shall be made to Sublessee from Sublessor.

ARTICLE 2 - AIRCRAFT DOCUMENTATION AND SAFETY DEVICES

2.1                                                                                 Aircraft Documentation.  Concurrently with return of the Aircraft to Sublessor, Sublessee shall deliver to Sublessor one (1) copy, in English, of the Aircraft Documentation (including current revisions thereto). It is recognized that the Aircraft Documentation may be titled or described differently than set forth in Appendix I due to Sublessee’s method of maintaining the Aircraft Documentation.  Accordingly, the information described in the Aircraft Documentation shall be provided to Sublessor in the form and manner under which Sublessee maintains such information, and shall include data pertinent to the Aircraft.  All Aircraft Documentation provided to Sublessor at time of the Aircraft return shall be listed and described by Sublessee’s title or description with cross-reference to the titles or descriptions provided in Appendix I, and included as an attachment to the Aircraft Documentation.  All Aircraft Documentation provided to Sublessor shall be in good condition, readable and capable of being reproduced using standard reproduction processes, complete, up to date and accurate as to content.  Any Aircraft Documentation, to the extent required by the Governmental Authorities, not returned in its “original” form shall be stamped “Certified True Copy” and both signed and dated by the Sublessee’s authorized personnel at the time of its creation. Sublessee shall provide to Sublessor, upon reasonable request, advance copies of any of the Aircraft Documentation as Sublessor may desire or require in order to plan or accomplish recertification, modification, sale, lease or other disposition or utilization of the Aircraft upon receipt of such Aircraft by Sublessor.

Sublessor shall provide, as part of the Aircraft Documentation, the original certification tags and release notes for all life limited and rotable Parts installed after delivery. The certification tags and release notes shall provide traceability of the last overhaul and/or repair shop visit to the approved repair facility that conducted the overhaul and/or repair.

Sublessee shall, for the period that the Aircraft was operated by it:

i.                                          certify, in writing as identified in Appendix I, that the Aircraft has not been involved in any incidents or accidents.  If the Aircraft has been in involved in any incidents or accidents the Sublessee shall certify in a letter, full disclosure of all such events involving the

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Aircraft detailing all relevant details, including but not limited to, any subsequent repairs; and

ii.                                       certify, in writing, that there are no leased or rented parts installed on the Aircraft; and

iii.                                    certify, in writing, that Sublessee has no knowledge of parts installed on the Aircraft that have been manufactured without appropriate Governmental Authority approval and /or that do not conform to an internationally recognized airworthiness standard and are approved for installation in the Aircraft.

2.2                                                                                 Remedy for Non-Compliance. Sublessee shall take action to ensure that the Sublessor and the Governmental Authority are provided with, but not limited to, all requested guarantees of methods of compliance, component overhaul and records management, quality control, part number and serial number verification.  If any such records or other data are missing, incomplete or otherwise not in accordance with the Governmental Authority standards, Sublessee shall re-accomplish the maintenance tasks necessary to produce such records in accordance with the Maintenance Program prior to return of the Aircraft or otherwise perform all necessary acts to obtain such records in a manner satisfactory to the Governmental Authority.

2.3                                                                                 Flyaway Kit.  Concurrently with return of the Aircraft, Sublessee shall deliver to Sublessor on board the Aircraft one (1) aircraft ship set of Aircraft safety devices for the Landing Gear down-locks, engine plugs or the equivalent.  Loose equipment would remain installed on the Aircraft as if Sublessee were to continue operating the same in continued regular passenger service, each such item functioning in accordance with its intended use.

ARTICLE 3 - INSPECTION AND FLIGHTS

3.0                                                                                 Tests Flight.  Upon return of the Aircraft, at Sublessor’s request Sublessee shall conduct, at Sublessee’s expense and risk of loss or damage, a test flight of the Aircraft to and from Memphis, Tennessee, Detroit, Michigan or Minneapolis, Minnesota or such other location as mutually agreed lasting at least one hour and 30 minutes, during which Sublessee shall conduct demonstration, performance, avionics, systems and flight characteristics testing requested by Sublessor to confirm that the Aircraft has been maintained, and is being returned, in accordance with the terms of the Sublease.  At its sole cost and expense, Sublessee shall provide the pilot and the first officer for the test flight.  Sublessor may have up to three additional technical representatives on board the Aircraft during the test flight.

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3.1                                                                                 Ground Inspection. The Aircraft including the Aircraft Documentation and Vendor Documentation shall be made available to Sublessor for ground inspection by Sublessor or its designee at Sublessee’s facilities.  Such inspection shall commence twenty (20) working days (in the case of the Aircraft documentation and Vendor Documentation) and fifteen (15) working days (in the case of the Aircraft) prior to the date of return of the Aircraft to Sublessor.  At Sublessor’s request, Sublessee shall remove the Aircraft from scheduled service and open the areas of the Aircraft as required to perform the necessary checks as specified in Article 1.2 and 1.3.  In addition, Sublessee shall allow Sublessor to accomplish its inspection to determine that the Aircraft, including the Aircraft Documentation and Vendor Documentation are in the condition set forth in Article 2.  During such checks, Sublessor’s personnel shall have the right to reasonably request (and such request shall not be unreasonably denied by Sublessee) that adjacent additional panels or areas be opened in order to allow Sublessor’s personnel to confirm the Aircraft is in the condition set forth in Articles 1.1, 1.2 and 1.3.

Sublessee shall promptly correct any discrepancies from the requirements set out in Articles 1 or 2 which are observed during such inspection and are communicated in writing by Sublessor to Sublessee.

3.2                                                                                 Operational Ground Check.  Promptly after completion of any corrections required under Article 3.1, Sublessee shall conduct an operations ground check on the Aircraft in accordance with the manufacturer’s maintenance manual criteria for the purpose of demonstrating to Sublessor the  operation of the systems comply with allowable maintenance manual limitations, including a full fuel tank leak check, pilot and static systems check and hydraulic system internal leak check. Sublessee shall promptly correct those discrepancies that exceed maintenance manual allowable limits.

3.3                                                                                 Operational Test Flight.  Promptly after completion of any corrections required under Articles 3.1 and 3.2, the Aircraft shall be test flown by Sublessee, using qualified flight test personnel, for the amount of time necessary to satisfactorily demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components. Such Flight Test profile will consist of the items specified in Appendix II hereto.  During such test flight command, care, custody and control of the Aircraft shall remain at all times with Sublessee.  Two (2) of Sublessor’s designated representatives (or more if mutually agreed and permitted by the FAA) may participate in such flight as observers.  Upon completion of such operational flight testing, the representatives of Sublessee and Sublessor participating in such testing shall agree in writing upon any discrepancies required to be corrected by Sublessee in order to comply with Articles 1 and 2.  If any of the discrepancies referred to in Articles 3.1, 3.2 and 3.3 continue to persist, Sublessor may, at its option, agree to

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provisionally technically accept the Aircraft.  As used herein, “discrepancy(ies)” means (a) for items addressed in the Manufacturer’s maintenance manual, a detected condition that exceeds Manufacturer’s maintenance manual allowable limits, (b) for items not addressed in the Manufacturer’s maintenance manual, a detected condition that exceeds  allowable limits under Sublessee’s FAA approved airplane flight manual and (c) for items not addressed in the Manufacturer’s maintenance manual or Sublessee’s FAA approved airplane flight manual, a detected condition that renders the Aircraft not airworthy.  Upon completion of the operational test flight and after Sublessee has corrected any discrepancies in the condition of the Aircraft as required under this Exhibit D and that exceed allowable limits, the Aircraft shall be technically accepted by Sublessor’s representatives as evidenced by the signed acceptance certificate.

3.4                                                                                 Ferry Flight to Place of Redelivery.  Upon receipt of the acceptance certificate from Sublessor, the Sublessee shall ferry the Aircraft, at its sole cost and expense, to the re-delivery location. All risk of loss or damage to the Aircraft shall remain Sublessee’s responsibility until the Aircraft is delivered to Sublessor at the re-delivery location.  Up to two (2) of Sublessor’s designated representatives (or more if mutually agreed and permitted by the FAA), participating in the inspection or operational test flight relating to the technical acceptance, may participate in such ferry flight as observers.

3.5                                                                                 Flight Cost.  All flights pursuant to Articles 3.3. and 3.4 shall be made at Sublessee’s expense. Sublessee shall reimburse Sublessor for any costs incurred by Sublessor associated with such flights, including but not limited to costs for fuel, oil, airport fees, insurance, takeoff/landing fees, customs duties, ground handling charges and airways communication charges.

13

APPENDIX I TO EXHIBIT D

AIRCRAFT DOCUMENTATION

The term Aircraft Documentation shall be provided in English and shall include the following:

1.                                       All historical records for Aircraft including Airframes and Engines, including original Airworthiness Certificate from country of Manufacturer and Sublessee’s Airworthiness Certificate as issued by the Governmental Authority. Sublessee shall supply all original (i.e. not copies) certification tags and release notes from manufacturers or repair agencies for Parts installed by Sublessee.

2.                                       APU historical records and schedule of overhaul.

3.                                       Copy of the Maintenance Program including a task list indicating when items thereon were last performed, and copies of job cards for all maintenance checks.

4.                                       Airframe and Engines current inspection and maintenance status and operating times including structural sampling inspection records of inspections performed on other of Sublessee’s aircraft where credit for such inspections were applied against the Aircraft.

5.                                       List and status of time, cycle and calendar controlled components and parts - Aircraft and Engines.

6.                                       List and status of Life Limited Parts - Aircraft, Engines and APU.

7.                                       Summary and control status of Airworthiness Directives - Aircraft including Airframe, Engines, auxiliary power unit and Parts and the method of incorporation (i.e.:  repetitive inspections, interim fix or terminating action).

8.                                       List of manufacturer’s service bulletins incorporated and method of incorporation for Airframe, Engines and equipment.  Where only a portion of a service bulletin is accomplished Sublessee shall identify which portion was accomplished.

9.                                       List of major modifications and/or alterations accomplished on the Aircraft, Engines, and equipment together with all supporting documents required by the FAA including one copy of each modification, alteration, engineering order and associated drawings.

10.                                 List of major repairs performed on Aircraft.  A copy of all supporting documents required by the FAA including all Engineering, Maintenance, Quality Control and regulatory documentation associated with the major repairs shall be provided.

11.                                 List of Supplemental Type Certificates (STC’s) incorporated together with a copy of each certificate and associated data.

12.                                 Approved Airplane Flight Manual (AFM).

13.                                 Flight (operations) manual currently used by present operator.  (FCOM)

14

14.                                 Weight and balance documents, including last weighing report.

15.                                 Sublessee’s then-current weight and balance supplement - equipment list.

16.                                 Cross reference parts catalogue (listing of Aircraft manufacturer’s part numbers corresponding to parts manufacturer’s and current operator’s part numbers for the same parts) if applicable.

17.                                 Flight test reports - last flight accomplished prior to return.

18.                                 Last accomplished flight recorder calibration (if the Aircraft is to be delivered before any calibration is required to be accomplished, the Sublessee is to provide the record of the initial or last certification of the flight recorder).

19.                                 Inventory list of Aircraft loose equipment.

20.                                 Letter detailing any major incident and/or accidents involving the Aircraft (if none, the letter should so state), certified by Sublessee’s chief inspector or corporate officer responsible for aircraft maintenance.

21.                                 All records required to comply with FAA requirements for FAR Part 121 operation and/or initiated by Sublessee for Sublessee’s own benefit.

22.                                 List of current equipment in passenger and flight crew compartments and/or current interior arrangement diagram.

23.                                 Cross reference list for Service Bulletins and other manufacturer published instructions to Sublessee’s engineering orders.

Aircraft Documentation Supplement

24.                                 Certificates:

1.                                       Certificate of Airworthiness

2.                                       Noise Certificate

3.                                       Radio License Certificate

4.                                       Original Export Certificate of Airworthiness delivered in connection with original delivery of Aircraft from Bombardier

5.                                       Certificate of Sanitary Construction of Galleys

25.           Aircraft Status Records:

1.                                       Technical Log Books

2.                                       Airframe Maintenance Status Report

3.                                       Service Bulletin Status Report

4.                                       Airworthiness Directive Compliance Report (terminated and repetitive)

5.                                       Local Modification Status Report List

6.                                       Last Weighing Report

7.                                       Last Compass Swing

15

26.          Aircraft Maintenance Records:

1.                                       Test Flight Reports

2.                                       All “C” Checks and last lower level maintenance check

3.                                       Work Cards for each C-Check multiple (or segment)

4.                                       Modification records including accomplishing documents

5.                                       CPCP compliance report

6.                                       Aging Aircraft compliance report

27.          Aircraft History Records:

1.                                       Aircraft Structural Repair History

2.                                       Service Difficulty Report

3.                                       Accident or Incident Report

4.                                       Damage Chart

28.          Engine Records:

1.                                       Log Books

2.                                       Last overhaul and repair documents for each module

3.                                       Airworthiness Directive Compliance Report (terminated and repetitive)

4.                                       Manufacturer’s Service Bulletin Status Report

5.                                       Engine Disk Sheet

6.                                       Engine Data Submittal Sheet

7.                                       Condition Monitoring Status Report including trend monitoring data for the immediately preceding 90 days of operation

8.                                       Back-to-birth traceability for all life limited parts

9.                                       Last test cell run performance report

30.          APU Records:

1.                                       Log Book

2.                                       Last overhaul and repair documents

3.                                       Manufacturer’s Service Bulletin Status Report

31.          Component Records (including components installed on Engines and APU):

1.                                       Time Monitored Component Status Report with installed part numbers, serial numbers, remaining hours and cycles (if applicable)

2.                                       Serviceability tags and other appropriate back-up documentation (including 8130’s) for currently installed components replaced since delivery from the Manufacturer

3.                                       Serialized latest shop records, including all serviceable tags, release to service, and repair orders detailing maintenance checks, inspections, tests, repairs, replacements, restorations, overhauls, modifications and refurbishments

4.                                       Back-to-birth traceability for all life limited parts

32.          Manuals:

1.                                       Airplane Flight Manual

2.                                       Quick Reference Handbook

3.                                       Aircraft Operating Manual

4.                                       Weight and Balance Manual Supplement

5.                                       Wiring Diagram Manual

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6.                                       Sublessee Illustrated Parts Catalog

7.                                       Bombardier Illustrated Parts Catalog (if different from item 6)

8.                                       Sublessee’s FAA approved Maintenance Manual

9.                                       Bombardier maintenance manual (if different from item 8)

10.                                 GE Engine Illustrated Parts Catalog

11.                                 GE Engine Shop Manual

12.                                 Systems Schematic Manual

13.                                 Sublessee’s Minimum Equipment List

14.                                 Master Minimum Equipment List

15.                                 Configuration Deviation List

16.                                 Dispatch Deviation Guide

33.          Miscellaneous Technical Documents:

1.                                       Maintenance Program Specifications/Requirements Schedule

2.                                       Interior Configuration Drawings

3.                                       Loose Equipment Inventory List

17

APPENDIX II TO EXHIBIT D

FLIGHT TEST PROFILE

18

EXHIBIT E
to
Sublease Agreement
[NW 200 ]

MINIMUM LIABILITY AMOUNT

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

The Minimum Liability Amount shall be $1,000,000,000 per occurrence (or such other minimum amount as may be reasonably requested by Sublessor from time to time in the event Sublessee no longer obtains airline liability insurance coverage as part of the Sublessor’s airline aviation liability insurance placement).

1

EXHIBIT F*
to
Sublease Agreement
[NW 200 ]

[MAINTENANCE RESERVE RATES

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Table 1:  C-CHECK MAINTENANCE RESERVE RATES**

Check	Rate
C1	$0
C2	$18
C3	$18
C4	$30
C5	$24
C6	$24

Table 2:  STRUCTURAL INSPECTION MAINTENANCE RESERVE RATES**

Check	Rate
24 mo	$0
48 mo	$10
72 mo	$10
96 mo	$33
120 mo	$7
144 mo	$7

Table 3:  ENGINE MAINTENANCE RESERVE RATE**

Rate
$57.50

*     To be inserted in Subleases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

**   Rates listed are those to be paid prior to the referenced event.

1

Table 4:  ENGINE LLP MAINTENANCE RESERVE RATE**

Rate
$18.50

Table 5:  APU MAINTENANCE RESERVE RATE**

Rate
$20.00

Table 6:  LANDING GEAR MAINTENANCE RESERVE RATE**

Rate
$10.00]

**   Rates listed are those to be paid prior to the referenced event.

2